                                                       RULE NO. 424(b)(2)
                                                       REGISTRATION NO.333-36587



PROSPECTUS SUPPLEMENT
(To Prospectus dated October 8, 1997)

                                $3,000,000,000
                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES H

                                --------------
                 Due More Than Nine Months From Date of Issue
                                --------------

  First Chicago NBD Corporation (the "Company") may offer from time to time its Medium-Term Notes, Series H (the "Notes") which are issuable in one or more series. The Notes offered by this Prospectus Supplement are offered in an aggregate initial offering price of up to $3,000,000,000, or the equivalent thereof in other currencies, including composite currencies such as the European Currency Unit (the "Specified Currency"). See "Important Currency Exchange Information." Such aggregate principal amount is subject to reduction as a result of the sale of other Debt Securities, as defined below. See "Description of Notes--General" and "Plan of Distribution" herein. The interest rate on each Note will be either a fixed rate established by the Company at the date of issue of such Note, which may be zero in the case of certain Original Issue Discount Securities, or a floating rate as set forth therein and specified in the applicable Pricing Supplement. A Note may be issued as an amortizing note (an "Amortizing Note") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index.

  The Notes may be issued as Senior Securities or Subordinated Securities. Subordinated Securities will be subordinated as described under "Subordinated Securities" in the Prospectus.

  Unless otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes is payable semi-annually on each March 15 and September 15 and at maturity. Interest on Floating Rate Notes is payable on the dates indicated herein and in the applicable Pricing Supplement. Amortizing Notes will pay principal and interest as set forth in the applicable Pricing Supplement. See "Description of Notes--Interest and Interest Rates." Each Note will mature on any day more than nine months from the date of issue, as set forth in the applicable Pricing Supplement. See "Description of Notes." Unless otherwise specified in the applicable Pricing Supplement, the Notes may not be redeemed by the Company or repaid at the option of the holder prior to maturity and will be issued in fully registered form in denominations of $1,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in the Specified Currency, rounded to the nearest 1,000 units of the Specified Currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of the Specified Currency). Any terms relating to Notes being denominated in foreign currencies or composite currencies will be as set forth in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, each Note will be issued only in book-entry form, subject to certain limitations listed herein, and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as Depositary, or other depositary (a "Book-Entry Note"). Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary's participants.

THE NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

                                --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, ANY PRICING SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

                            PRICE TO            AGENTS'                    PROCEEDS TO
                           PUBLIC(1)       COMMISSIONS(2)(3)              COMPANY(2)(4)
                           ---------       -----------------              -------------
Per Note................      100%           .125% - .750%              99.875% - 99.250%
Total(5)................ $3,000,000,000 $3,750,000 - $22,500,000 $2,996,250,000 - $2,977,500,000

-------
(1) Unless otherwise indicated in the applicable Pricing Supplement, Notes will be sold at 100% of their principal amount. If the Company issues any Note at a discount from or at a premium over its principal amount, the Price to Public of any Note issued at a discount or premium will be as set forth in the applicable Pricing Supplement.
(2) The commission payable to an Agent for each Note sold through such Agent shall range from .125% to .750% of the principal amount of such Note, provided, however, that commissions with respect to Notes maturing in thirty years or greater will be negotiated. The Company may also sell Notes to an Agent, as principal at negotiated discounts, for resale to investors and other purchasers at varying prices related to the prevailing market prices at the time of resale as determined by such Agent or, if so agreed, at a fixed public offering price. See "Plan of Distribution."
(3) The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The Company has agreed to indemnify the Agents and Underwriters against and contribute toward certain liabilities, including liabilities under applicable securities law.
(4) Before deducting other expenses payable by the Company estimated at up to $600,000.
(5) Or the equivalent thereof in other currencies including composite currencies.

                                --------------
  Offers to purchase the Notes are being solicited from time to time by Morgan Stanley & Co. Incorporated, First Chicago Capital Markets, Inc., Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Lehman Brothers, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and Salomon Brothers Inc (individually, an "Agent" and collectively, the "Agents"), on behalf of the Company. The Agents have agreed to use reasonable efforts to solicit purchases of such Notes. The Company also may sell Notes to an Agent acting as principal for its own account or otherwise, to be determined by such Agent. The Company may also sell Notes directly to investors on its own behalf in jurisdictions where it is authorized to do so. No termination date for the offering of the Notes has been established. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or any Agent, if it receives the offer, may reject any offer to purchase Notes, in whole or in part. See "Plan of Distribution." This Prospectus Supplement and Prospectus may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the Company, in connection with offers and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                --------------
MORGAN STANLEY DEAN WITTER                  FIRST CHICAGO CAPITAL MARKETS, INC.
BEAR, STEARNS & CO. INC.                                  CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON                                      LEHMAN BROTHERS
MERRILL LYNCH & CO.           J.P. MORGAN & CO.            SALOMON BROTHERS INC

October 28, 1997

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE AGENTS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE NOTES IN THE OPEN MARKET. IN ADDITION, THE AGENTS MAY ENGAGE IN PASSIVE MARKET MAKING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

  Purchasers are required to pay for the Notes in U.S. dollars, and payments of principal, premium, if any, and interest on the Notes will also be made in U.S. dollars, unless the applicable Pricing Supplement provides that purchasers are instead required to pay for the Notes in a Specified Currency and/or that payments of principal, premium, if any, and interest on such Notes will be made in a Specified Currency. Currently, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies and vice versa. In addition, most banks do not currently offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, unless otherwise specified in a Pricing Supplement or unless alternative arrangements are made, payment of principal, premium, if any, and interest on Notes in a Specified Currency other than U.S. dollars will be made to an account at a bank outside the United States. See "Description of Notes" and "Foreign Currency Risks."

  If the applicable Pricing Supplement provides for payments of principal of and interest on a non-U.S. dollar denominated Note to be made in U.S. dollars or for payments of principal of and interest on a U.S. dollar denominated Note to be made in a Specified Currency other than U.S. dollars, the conversion of the Specified Currency into U.S. dollars or U.S. dollars into the Specified Currency, as the case may be, will be handled by the Exchange Rate Agent identified in the Pricing Supplement. Any Agent may act, from time to time, as Exchange Rate Agent. The costs of such conversion will be borne by the holder of a Note through deductions from such payments.

  Reference herein to "U.S. dollars" or "U.S. $" or "$" are to the currency of the United States of America.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby (referred to in the accompanying Prospectus as the "Debt Securities", the "Senior Securities" or the "Subordinated Securities", as applicable) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities, Senior Securities and Subordinated Securities set forth in the Prospectus, to which description reference is hereby made. Unless otherwise specified in the applicable Pricing Supplement, the Notes will have the terms described below, except that references to interest payments and interest-related information do not apply to certain Original Issue Discount Securities.

  If any Note is not to be denominated in U.S. dollars, then certain provisions with respect thereto will be as set forth in the applicable pricing supplement hereto ("Pricing Supplement"). The applicable Pricing Supplement will specify the currency or currencies, including composite currencies such as the European Currency Unit ("ECU"), in which the principal, premium, if any, and interest, if any, with respect to such Note are to be paid, along with any other terms relating to the non-U.S. dollar denomination, including exchange rates for the Specified Currency as against the U.S. dollar at selected times during the last five years, and any exchange controls affecting such Specified Currency. See "Foreign Currency Risks."

GENERAL

  The Notes may be Senior Securities or Subordinated Securities. The Notes constituting Senior Securities will be issued under the Indenture dated as of October 1, 1997, between the Company and First Security Bank, National Association, as Trustee (such Indenture, the "Senior Indenture"). The Notes constituting Subordinated Securities will be issued under the Indenture dated as of October 1, 1997, between the Company and First Trust National Association, as Trustee (such Indenture, the "Subordinated Indenture").

  Notes issued under the Senior Indenture will rank pari passu with all outstanding senior indebtedness of the Company. Notes issued under the Subordinated Indenture will rank pari passu with all other subordinated debt of the Company and will constitute New Subordinated Securities. As New Subordinated Securities, such Notes will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company and will also be effectively subordinated in right of payment to the prior payment in full of all General Obligations. See "Subordinated Securities" in the Prospectus for a description of the terms of the New Subordinated Securities and the relationship between the New Subordinated Securities and other subordinated debt previously issued by the Company. As of June 30, 1997, the aggregate amount of Senior Indebtedness and General Obligations was approximately $2.58 billion.

  The Notes may be Fixed Rate Notes or Floating Rate Notes. The following summaries of certain provisions of the Indentures do not purport to be complete, are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms.

  The Notes may be issued from time to time in an aggregate principal amount of up to $3,000,000,000 or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of the sale by the Company of other Debt Securities as referred to in the accompanying Prospectus. For the purpose of this Prospectus Supplement (other than "Certain U.S. Federal Income Tax Considerations"), (i) the principal amount of any Original Issue Discount Security (as defined herein) means the Issue Price (as defined herein) of such Note and (ii) the principal amount of any Note issued in a foreign currency or composite currency means the U.S. dollar equivalent on the date of issue of the Issue Price of such Note.

  Each Note will mature on a day more than nine months from its date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption or repayment prior to maturity at the price or prices specified in the applicable Pricing Supplement. The Notes will not be subject to any sinking fund.

  Except as may be specified for Notes denominated in foreign or composite currencies or as otherwise provided in the applicable Pricing Supplement, the Notes will be issued only in fully registered form in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. Unless otherwise provided in the applicable Pricing Supplement, Notes denominated in a Specified Currency other than U.S. dollars will be issued in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day (as defined below) immediately preceding the date of issuance; provided, however, that in the case of ECU's, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, on the Business Day immediately preceding the date of issuance.

  The Notes will be offered on a continuing basis. Unless otherwise provided in an applicable Pricing Supplement, each Note will be issued as a Book-Entry Note registered in the name of the nominee of the Depositary. So long as the Depositary or its nominee is the registered owner of such Book-Entry Notes, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes for all purposes under the applicable Indenture. Except as set forth under "Description of Notes--Book-Entry System", Book-Entry Notes will not be issuable in certificated form.

  Interest on the Notes will be payable at the office of The First National Bank of Chicago, the Company's Paying Agent and Note Registrar, currently located at One First National Plaza, Chicago, Illinois 60670, provided that payment of interest, other than interest at maturity or upon earlier redemption or repayment, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the Note Register at the close of business on the Regular Record Date corresponding to the relevant Interest Payment

Date. The principal, interest and premium, if any, payable at maturity or upon earlier redemption or repayment in respect of each Note will be paid in immediately available funds against presentation of the Note at the office of The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670. In the case of Global Securities representing Book-Entry Notes, such payments of principal, interest and premium, if any, will be made to the Depositary or its nominee. Payments to beneficial owners of Book-Entry Notes will be made through the Depositary and its participants. See "Description of Debt Securities--General--Global Securities" in the Prospectus.

  Notes may be issued in the form of Original Issue Discount Securities which will be offered at a discount from the principal amount thereof due at the stated maturity of such Notes. There may not be any periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the Pricing Supplement and the terms of such security, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. For Federal income tax considerations with respect to Original Issue Discount Securities, see "Certain U.S. Federal Income Tax Considerations--U.S. Holders--Original Issue Discount" in this Prospectus Supplement.

  The Pricing Supplement relating to each Note will describe the following terms: (1) the specified currency with respect to such Note (and, if such currency is other than U.S. dollars, certain other terms relating to such Note, including the authorized denominations); (2) whether such Note is a Senior Security or a Subordinated Security; (3) whether such Note is a Fixed Rate Note or a Floating Rate Note; (4) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (5) the date on which such Note will be issued; (6) the date on which such Note will mature; (7) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any; (8) if such Note is a Floating Rate Note, the interest rate basis, the Initial Interest Rate, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the maximum interest rate and the minimum interest rate, if any, and the Spread and/or Spread Multiplier, if any, (all as defined below) and any other terms relating to the particular method of calculating the interest rate for such Note; (9) whether such Note may be redeemed or repaid prior to the maturity date, and, if so, the provisions relating to such redemption payment; and (10) any other terms of such Notes not inconsistent with the provisions of the related Indenture.

PAYMENT CURRENCY

  If the applicable Pricing Supplement provides for payments of interest and principal on a non-U.S. dollar denominated Note to be made, at the option of the holder of such Note, in U.S. dollars, conversion of the Specified Currency into U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to the holders of Notes and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holders of Notes by deductions from such payments.

  Except as set forth below, if the principal of, premium, if any, or interest on, any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to holders of the Notes by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

  If payment in respect of a Note is required to be made in ECUs and ECUs are unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then all payments in respect of such Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the day on which such payment is due.

  The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or the Exchange Rate Agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Company or the Exchange Rate Agent on the basis of the most recently available Market Exchange Rates for such Components.

  If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the appropriate amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the appropriate amounts of such two or more currencies, the sum of which shall be equal to the amount of the original component currency.

  All determinations referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

INTEREST AND INTEREST RATES

  Each Note will bear interest at either (a) a fixed rate (the "Fixed Rate Notes") or (b) a floating rate determined by reference to an interest rate formula (the "Floating Rate Notes"), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below). Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period; and (ii) a minimum interest rate limitation, or floor, on the rate of interest which may accrue during any interest period. The applicable Pricing Supplement will designate one or more of the following interest rate bases as applicable to each Note: (a) a fixed rate per annum, in which case such Note will be a "Fixed Rate Note"; (b) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note"; (c) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note"; (d) the Certificate of Deposit Rate, in which case such Note will be a "CD Rate Note", (e) the Constant Maturity Treasury Rate, in which case such Note will be a "CMT Rate Note"; (f) LIBOR, in which case such Note will be a "LIBOR Note"; (g) the Treasury Rate, in which case such Note will be a "Treasury Rate Note"; (h) the Prime Rate, in which case such Note will be a "Prime Rate Note"; or (i) such other interest rate basis or formula as is set forth in such Pricing Supplement.

  The interest rate on each Note will be equal to (a) in the case of a Fixed Rate Note, a fixed rate; or (b) in the case of a Floating Rate Note, either
(i) the interest rate, determined by reference to the specified interest rate formula (as specified in the applicable Pricing Supplement)(the "Base Rate") plus or minus the Spread, if any, and/or (ii) the Base Rate, multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note, and the "Spread

Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Floating Rate Note.

  Each Note will bear interest from its date of issue or from the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for until the principal thereof is paid or made available for payment. Interest on each Note will accrue at the annual rate or at a rate determined pursuant to an interest rate formula, stated therein and in the applicable Pricing Supplement. Interest will be payable on each Interest Payment Date and at maturity or upon earlier redemption or repayment (each such date, a "Maturity"). Interest will be payable to the person in whose name a Note (or any Predecessor Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date (which in the case of Global Securities representing Book-Entry Notes, will be the Depositary or the nominee of the Depositary); provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next Regular Record Date. Interest rates and interest rate formulas are subject to change by the Company from time to time but no such change will affect any Note theretofore issued or which the Company has agreed to issue. Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes shall be as described below under "Fixed Rate Notes". The Interest Payment Dates for Floating Rate Notes shall be as indicated in the applicable Pricing Supplement and in such Note, and unless otherwise specified in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) next preceding each Interest Payment Date.

  If any Interest Payment Date, other than at Maturity, for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity for any Fixed Rate Note or Floating Rate Note or an Interest Payment Date for any Fixed Rate Note falls on a day which is not a Business Day, payment of principal, premium, if any, and interest with respect to such Note will be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment will accrue from and after such date. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes and Floating Rate Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to, but excluding, the applicable Interest Payment Date or the Maturity, as the case may be.

  "Business Day" means any day (other than a Saturday or Sunday) on which banking institutions in The City of New York and the City of Chicago, Illinois are open for business (and, (i) with respect to LIBOR Notes, which is also a London Banking Day, and (ii) with respect to Notes denominated in a Specified Currency other than U.S. dollars, on which banking institutions in the principal financial center of the country of the Specified Currency are open for business).

  Unless otherwise specified in a Pricing Supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or
 .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or
 .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, subject to certain exceptions, for any loan in an amount less than $250,000 is 16% per annum and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. This limit may not apply to loans of $2,500,000 or more.

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

FIXED RATE NOTES

  Each Fixed Rate Note will bear interest at the annual rate specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for the Fixed Rate Notes will be on March 15 and September 15 of each year and the Regular Record Dates will be on March 1 and September 1 of each year. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any Fixed Rate Note originally issued between a Regular Record Date and an Interest Payment Date shall be made on the Interest Payment Date following the succeeding Regular Record Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

  Except as provided below and unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date (as defined below) on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes with a semi-annual Interest Reset Date, on the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement (each, an "Interest Payment Date") and, in each case, at Maturity.

  The applicable Pricing Supplement will specify the Issue Price, the interest rate basis, the interest payment period, the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will define or particularize for each Note the following terms, if applicable: the period to maturity of the instrument or obligation on which the interest rate formula is based (the "Index Maturity"), Initial Interest Rate, Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to such Note.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the date or dates on which interest will be reset (each an "Interest Reset Date") will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of any Treasury Rate Notes that reset weekly, the Tuesday of each week (except as provided below); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note (the "Initial Interest Rate") will be as set forth in the applicable Pricing Supplement. If the Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such

Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  The interest determination date pertaining to an Interest Reset Date for a Commercial Paper Rate Note, a Federal Funds Rate Note, a CD Rate Note, a CMT Rate Note or a Prime Rate Note (the "Commercial Paper Interest Determination Date", the "Federal Funds Interest Determination Date", the "CD Interest Determination Date", the "CMT Interest Determination Date" and the "Prime Interest Determination Date", respectively) will be the second Business Day prior to the Interest Reset Date. The interest determination date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day preceding such Interest Reset Date. The interest determination date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week on which Treasury bills would normally be auctioned in the week in which such Interest Reset Date falls. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

  Unless otherwise specified in the applicable Pricing Supplement, interest payments on an Interest Payment Date for a Floating Rate Note will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue if no interest has been paid with respect to such Floating Rate Note) to, but excluding, such Interest Payment Date or Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid will be calculated by multiplying the face amount of a Note by an accrued interest factor. This accrued interest factor will be computed by adding together the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, Federal Funds Rate Notes, CD Rate Notes, Prime Rate Notes, and LIBOR Notes, or by the actual number of days in the year, in the case of CMT Rate Notes and Treasury Rate Notes. The interest rate in effect on each day for a Floating Rate Note will be (a) if such day is an Interest Reset Date, the interest rate (calculated with reference to the Spread and/or Spread Multiplier, if any) with respect to the interest determination date pertaining to such Interest Reset Date or, (b) if such day is not an Interest Reset Date, the interest rate (calculated with reference to the Spread and/or Spread Multiplier, if any) with respect to the interest determination date pertaining to the next preceding Interest Reset Date. Notwithstanding the foregoing, the interest rate in effect on any Floating Rate Note shall be subject to any maximum or minimum interest rate limitation referred to above.

  The applicable Pricing Supplement shall specify a calculation agent (the "Calculation Agent") with respect to any issue of Floating Rate Notes. The Calculation Agent for each Interest Reset Date will determine the interest rate as described below. The Company will notify the Paying Agent of each determination of the interest rate applicable to any such Floating Rate Note promptly after such determination is made. The Paying Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made on the most recent interest determination date with respect to such Note. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date", where applicable, pertaining to any interest determination date will be the earlier of (i) the tenth calendar day after such interest determination date, or, if any such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or the Maturity, as the case may be.

  Commercial Paper Rate Notes. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on that date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper--Nonfinancial". In the event that such rate is not published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in Composite Quotations, the Commercial Paper Rate for that Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent as of 11:00 a.m., New York City time, on that Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                   DX360
            Money Market Yield= ----------- X100
                                360-(D x M)

where "D" refers to the per annum rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  Federal Funds Rate Notes. Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that day for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

  CD Rate Notes. CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)", or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Interest Determination Date for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate will be the CD Rate in affect on such CD Interest Determination Date.

  CMT Rate Notes. CMT Rate Notes will bear interest at the interest rates (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise indicated in an applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption
". . . Treasury Constant Maturities. . . Federal Reserve Board Release H.15
 . . . Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in an applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

  LIBOR Notes. LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

    (i) With respect to a LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the

  Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. (or such other time specified in the applicable Pricing Supplement), in the applicable principal financial center for the country of the Index Currency on such LIBOR Interest Determination Date, by three major banks in such principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount of not less than $1,000,000 commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

  "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display designated in the applicable Pricing Supplement on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display designated in the applicable Pricing Supplement on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page
3750) had been specified.

  "London Banking Day" means any day on which dealings in deposits in the Index Currency are transacted in the London interbank market.

  Prime Rate Notes. Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, the Prime Rate for such Prime Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Interest Determination Date. If fewer than four such rates, but more than one such rate, appear on the Reuters Screen USPRIME1 for such Prime Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two such rates appear on the Reuters

Screen USPRIME1, the Prime Rate shall be calculated by the Calculation Agent as of the close of business on the Prime Interest Determination Date, on the basis of the prime rates, as of the close of business on the Prime Interest Determination Date, furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Prime Rate will be the Prime Rate in effect on such Prime Interest Determination Date. "Reuters Screen USPRIME1" means the display designated as Page "USPRIME1" on the Reuters Monitor Money Rates Services (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

  Treasury Rate Notes. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "Treasury bills--auction average (investment)" or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the applicable Pricing Supplement are not otherwise reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or no such auction is held in a particular week then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of 3:30 p.m., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

RENEWABLE NOTES

  The Company may also issue from time to time variable rate renewable notes (the "Renewable Notes") that will bear interest at the interest rate (calculated with reference to a Base Rate and the Spread and/or Spread Multiplier, if any) specified in the Renewable Notes and in the applicable Pricing Supplement.

  The Renewable Notes will mature on an Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates in March and September in each year (unless different Interest Payment Dates are specified in the applicable Pricing Supplement) (each such Interest Payment Date, an "Election Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the holder thereof elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion thereof having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Paying Agent not less than nor more than a number of days to be specified in the applicable Pricing Supplement prior to such Election Date. Such option may be exercised with respect to less than the entire principal amount of the Renewable Notes; provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the Renewable Notes may not be extended beyond the Final Maturity Date, as specified in the applicable Pricing Supplement (the "Final Maturity Date"). If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in the applicable Pricing Supplement) after the Election Date prior to which the holder made such election.

  An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Paying Agent on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

  An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon such subsequent holder.

  The Renewable Notes may be redeemed in whole or in part at the option of the Company on the Interest Payment Dates in each year specified in the applicable Pricing Supplement, commencing with the Interest Payment Date specified in the applicable Pricing Supplement, at a redemption price as stated in the applicable Pricing Supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this Prospectus Supplement, notice of redemption will be provided by mailing a notice of such redemption to each holder by first class mail, postage prepaid, at least 180 days prior to the date fixed for redemption.

INDEXED NOTES

  The Notes may be issued, from time to time, as Notes of which the principal amount payable on a date more than nine months from the date of original issue (the "Stated Maturity") and/or on which the amount of interest payable on an Interest Payment Date will be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (the "Indexed Notes"), as indicated in the applicable Pricing Supplement. Holders of Indexed Notes may receive a principal amount at maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal amount payable at maturity, a historical comparison of the relative value, rate or price of the specified index and the face amount of the Indexed Note and certain additional United States federal tax considerations will be described in the applicable Pricing Supplement.

AMORTIZING NOTES

  The Company may from time to time offer Notes ("Amortizing Notes") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index. Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

EXTENSION OF MATURITY

  The Pricing Supplement relating to certain Notes (other than an Amortizing
Note) may provide that the Company has the option to extend the maturity of such Notes for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement. If the Company has such option with respect to any such Note (an "Extendible Note"), the following procedures will apply, unless modified as set forth in the applicable Pricing Supplement.

  The Company may exercise such option with respect to an Extendible Note by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to the maturity date originally in effect with respect to such Note (the "Original Maturity Date") or, if the maturity date of such Note has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"). No later than 38 days prior to the Original Maturity Date or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Paying Agent will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, by first class mail, postage prepaid, setting forth (a) the election of the Company to extend the maturity of such Note; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period (which, in the case of a Floating Rate Note, will be calculated with reference to a Base Rate and the Spread and/or Spread Multiplier, if any); and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Paying Agent of an Extension Notice to the holder of an Extendible Note, the maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms it had prior to the mailing of such Extension Notice.

  Notwithstanding the foregoing, not later than 10:00 a.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect for an Extendible Note (or, if such day is not a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), the Company may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate (or, in the case of a Floating Rate Note, a higher Spread and/or Spread Multiplier, if any) for the Extension Period by causing the Paying Agent to send notice of such higher interest rate (or, in the case of a Floating Rate Note, a higher Spread and/or Spread Multiplier, if any) to the holder of such Note by first class mail, postage prepaid, or by such other means as shall be agreed between the Company and the Paying Agent. Such notice shall be irrevocable. All Extendible Notes with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate (or, in the case of a Floating Rate Note, a higher Spread and/or Spread Multiplier, if any) for the Extension Period, whether or not tendered for repayment.

  If the Company elects to extend the maturity of an Extendible Note, the holder of such Note will have the option to require the Company to repay such Note on the Maturity Date then in effect at a price equal to the principal amount thereof plus any accrued and unpaid interest to such date. In order for an Extendible Note to be repaid on such Maturity Date, the holder thereof must follow the procedures set forth below under "Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Maturity Date then in effect and except that a holder who has tendered an Extendible Note for repayment pursuant to an Extension Notice may, by written notice to the Paying Agent, revoke any such tender for repayment until 3:00 p.m., New York City time, on the twentieth calendar day prior to the Maturity Date then in effect (or if such day is not a Business Day, until 3:00 p.m., New York City time, on the immediately succeeding Business Day).

REDEMPTION

  Although Notes will not generally be redeemable prior to maturity, the Company in the Pricing Supplement relating to a Note may specify that such Note will be redeemable at the option of the Company on a date or dates specified prior to maturity at a price or prices, set forth in the applicable Pricing Supplement, together with accrued interest to the date of redemption. The Notes will not be subject to any sinking fund. Unless otherwise specified in the applicable Pricing Supplement, the Company may redeem any of the Notes which are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30, nor more than 60, days' notice. If less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the applicable Note Registrar by such method as such Note Registrar shall deem fair and appropriate.

REPAYMENT AND REPURCHASE

  Although Notes will not generally be repayable at the option of the holder prior to maturity, the Company in the Pricing Supplement relating to a Note may specify that such Note will be repayable at the option of the holder on a date or dates specified prior to maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

  Unless otherwise specified in the applicable Pricing Supplement, in order for a Note to be repaid, the Paying Agent must receive at least 30, but not more than 45, days, prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Except in the case of Renewable Notes or Extendible Notes, and unless otherwise specified in the applicable Pricing Supplement, exercise of the repayment option by the holder of a Note shall be irrevocable. The repayment option may be exercised by the holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

  If a Note is represented by a Global Security, the Depositary's nominee will be the holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

  The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the applicable Trustee for cancellation.

BOOK-ENTRY SYSTEM

  Upon issuance, all Book-Entry Notes denominated in the same currency and having the same issue date, rank (senior or subordinated), maturity date, redemption provisions, repayment provisions, Interest Payment Dates and, in the case of Fixed Rate Notes, interest rate or, in the case of Floating Rate Notes, interest rate basis, Initial Interest Rate, Index Maturity, Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any, will be represented by a single Global Security. Each Global

Security representing Book-Entry Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary") or such other depositary as is specified in the Pricing Supplement, and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for certificated Notes and, except under the circumstances described below, will not otherwise be issuable in definitive form.

  The Depositary has advised the Company and the Agents as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in definitive form in exchange for Book-Entry Notes. In addition, the Company may at any time determine not to have Notes represented by one or more Book-Entry Notes, and, in such event, will issue individual Notes in definitive form in exchange for each Book-Entry Note representing all such Notes. In either instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to physical delivery of Notes in definitive form equal in principal amount to such beneficial interest and to have such Notes registered in its name. Individual Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.

  A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities--General--Global Securities". The Depositary has confirmed to the Company, the Agents and the Trustees that it intends to follow such procedures.

                            FOREIGN CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

  Any investment in Notes that are denominated in, or the payment of which is related to the value of, a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies (or composite currencies) and the possibility of the imposition or modification of exchange controls by either the U.S. or a foreign government. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between U.S. dollars and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of any Note. Depreciation against the U.S. dollar of the currency in which a Note is payable would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked Note, changes in exchange rates relating to any of the currencies involved may result in a decrease in its effective yield and, in certain circumstances, could result in a loss of all or a substantial portion of the principal of a Note to the investor.

  THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND ANY PRICING SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A FOREIGN CURRENCY OR A COMPOSITE CURRENCY AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

  Except as set forth below in "Certain U.S. Federal Income Tax Considerations-Non-U.S. Holders," the information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on the Notes. Such persons should consult their own counsel with regard to such matters.

  Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, premium, if any, or interest on a Note. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note not denominated in U.S. dollars would not be available when payments on such Note are due. In that event, the Company would make required payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the Market Exchange Rate as of the most recent practicable date. See "Description of Notes--Payment Currency."

  With respect to any Note denominated in, or the payment of which is related to the value of, a foreign currency or currency unit, the applicable Pricing Supplement will include information with respect to applicable currency exchange controls, if any, and historic exchange rate information on such currency or currency unit.

The information contained therein shall constitute a part of this Prospectus Supplement and is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

GOVERNING LAW AND JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Notes only in U.S. dollars. If an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a New York court, however, such court should render or enter a judgment or decree in the Specified Currency. Such judgment should then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

  The following is a summary of the principal U.S. Federal tax consequences resulting from the beneficial ownership of Notes by certain persons. This summary does not purport to consider all the possible U.S. Federal tax consequences of the purchase, ownership or disposition of the Notes and is not intended to reflect the individual tax position of any beneficial owner. It deals only with Notes and currencies or composite currencies other than U.S. dollars ("Foreign Currency") held as capital assets. Moreover, except as expressly indicated, it addresses initial purchasers and does not address beneficial owners with a special tax status or special tax situations, such as dealers in securities or currencies, Notes (or Foreign Currency) held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or situations in which the functional currency of the beneficial owner is not the U.S. dollar. Except to the extent discussed below under "Non-U.S. Holders", this summary is not applicable to non-United States persons not subject to U.S. Federal income tax on their worldwide income. This summary is based upon the U.S. Federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the Notes or holders thereof. Persons considering the purchase of Notes should consult their own tax advisors concerning the application of the U.S. Federal tax laws to their particular situations as well as any consequences to them under the laws of any other taxing jurisdictions.

U.S. HOLDERS

 Payments of Interest

  In general, interest on a Note, whether payable in U.S. dollars or a Foreign Currency (other than certain payments on a Discount Note, as defined and described below under "Original Issue Discount"), will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States Federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If an interest payment is denominated in or determined by reference to a Foreign Currency, then special rules, described below under "Foreign Currency Notes", apply.

 Original Issue Discount

  The following discussion summarizes the United States Federal income tax consequences to holders of Notes issued with original issue discount ("OID"). The basic rules for reporting OID are contained in the

Internal Revenue Code of 1986, as amended (the "Code"). On February 2, 1994, the Treasury Department issued final regulations (the "OID Regulations"), which expand and illustrate the rules provided by the Code.

  Special rules apply to OID on a Discount Note that is denominated in Foreign Currency. See "Foreign Currency Notes--Foreign Currency Discount Notes".

  General. A Note will be treated as issued with OID (a "Discount Note") if the excess of the Note's "stated redemption price at maturity" over its issue price is greater than a de minimis amount (set forth in the Code and the OID Regulations). Generally, the issue price of a Note (or any Note that is part of an issue of Notes) will be the first price at which a substantial amount of Notes that are part of such issue of Notes are sold. Under the OID Regulations, the "stated redemption price at maturity" of a Note is the sum of all payments provided by the Note that are not payments of "qualified stated interest". A "qualified stated interest" payment includes any stated interest payment on a Note that is unconditionally payable at least annually at a single fixed rate (or at certain floating rates) that appropriately takes into account the length of the interval between stated interest payments. The Pricing Supplement will state whether a particular issue of Notes will constitute an issue of Discount Notes.

  In general, if the excess of a Note's stated redemption price at maturity over its issue price is de minimis, then such excess constitutes "de minimis OID". Under the OID Regulations, unless the election described below under "Election to Treat All Interest as Original Issue Discount" is made, such a Note will not be treated as issued with OID (in which case the following paragraphs under "Original Issue Discount" will not apply) and a U.S. Holder of such a Note will recognize capital gain with respect to such de minimis OID as stated principal payments on the Note are made. The amount of such gain with respect to each such payment will equal the product of the total amount of the Note's de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the Note.

  In certain cases, Notes that bear stated interest and are issued at par may be deemed to bear OID for Federal income tax purposes, with the result that the inclusion of interest in income for Federal income tax purposes may vary from the actual cash payments of interest made on such Notes, generally accelerating income for cash method taxpayers. Under the OID Regulations, a Note may be a Discount Note where, among other things, (i) a Note bearing interest at a floating rate (a "Floating Rate Note") provides for a maximum interest rate or a minimum interest rate that is reasonably expected as of the issue date to cause the yield on the debt instrument to be significantly less, in the case of a maximum rate, or more, in the case of a minimum rate, than the expected yield determined without the maximum or minimum rate, as the case may be; (ii) a Floating Rate Note provides for significant front-loading or back-loading of interest; or (iii) a Note bears interest at a floating rate in combination with one or more floating or fixed rates. Notice will be given in the applicable Pricing Supplement when the Company determines that a particular Note will be a Discount Note. Unless specified in the applicable Pricing Supplement, Floating Rate Notes will not be Discount Notes.

  The Code and the OID Regulations provide rules that require a U.S. Holder of a Discount Note having a maturity of more than one year from its date of issue to include OID in gross income before the receipt of cash attributable to such income, without regard to the holder's method of accounting for tax purposes. The amount of OID includible in gross income by a U.S. Holder of a Discount
Note is the sum of the "daily portions" of OID with respect to the Discount Note for each day during the taxable year or portion of the taxable year in which the U.S. Holder holds such Discount Note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Under the OID Regulations, accrual periods with respect to a Note may be any set of periods (which may be of varying lengths) selected by the U.S. Holder as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Note occurs on the first day or final day of an accrual period.

  The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Note's adjusted issue price at the beginning of the accrual period and the Discount Note's yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of any payments of qualified stated interest on the Discount Note allocable to the accrual period. The "adjusted issue price" of a Discount Note at the beginning of the first accrual period is the issue price and at the beginning of any accrual period thereafter is (x) the sum of the issue price of such Discount Note, the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition premium or bond premium, which are discussed below), and the amount of any qualified stated interest on the Note that has accrued prior to the beginning of the accrual period but is not payable until a later date, less (y) any prior payments on the Discount Note that were not qualified stated interest payments. If a payment (other than a payment of qualified stated interest) is made on the first day of an accrual period, then the adjusted issue price at the beginning of such accrual period is reduced by the amount of the payment. If a portion of the initial purchase price of a Note is attributable to interest that accrued prior to the Note's issue date, the first stated interest payment on the Note is to be made within one year of the Note's issue date and such payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. Holder may elect to decrease the issue price of the Note by the amount of pre-issuance accrued interest, in which case a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Note.

  The OID Regulations contain certain special rules that generally allow any reasonable method to be used in determining the amount of OID allocable to a short initial accrual period (if all other accrual periods are of equal length) and require that the amount of OID allocable to the final accrual period equal the excess of the amount payable at the maturity of the Note (other than any payment of qualified stated interest) over the Note's adjusted issue price as of the beginning of such final accrual period. In addition, if an interval between payments of qualified stated interest on a Note contains more than one accrual period, then the amount of qualified stated interest payable at the end of such interval is allocated pro rata (on the basis of their relative lengths) between the accrual periods contained in the interval.

  U.S. Holders of Discount Notes generally will have to include in income increasingly greater amounts of OID over the life of the Note.

  Acquisition Premium. A U.S. Holder that purchases a Note at its original issuance for an amount in excess of its issue price but less than its stated redemption price at maturity (any such excess being "acquisition premium"), and that does not make the election described below under "Original Issue Discount--Election To Treat All Interest as Original Interest Discount", is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder's purchase price for the Note over the issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's issue price. Alternatively, a U.S. Holder may elect to compute OID accruals as described under "Original Issue Discount--General" above, treating the U.S. Holder's purchase price as the issue price.

  Optional Redemption. If the Company has an option to redeem a Note, or the Holder has an option to cause a Note to be repurchased, prior to the Note's stated maturity, such option will be presumed to be exercised if, by utilizing any date on which such Note may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of such Note (the "redemption price") as the stated redemption price at maturity, the yield on the Note would be (i) in the case of an option of the Company, lower than its yield to stated maturity, or (ii) in the case of an option of the Holder, higher than its yield to stated maturity. If such option is not in fact exercised when presumed to be exercised, the Note would be treated solely for OID purposes as if it were redeemed or repurchased, and a new Note were issued, on the presumed exercise date for an amount equal to the Note's adjusted issue price on that date.

  Short-Term Notes. Under the Code, special rules apply with respect to OID on Notes that mature one year or less from the date of its issuance ("Short-Term Notes"). In general, a cash basis U.S. Holder of a Short-Term

Note is not required to include OID in income as it accrues for United States Federal income tax purposes unless it elects to do so. Accrual basis U.S. Holders and certain other U.S. Holders, including banks, regulated investment companies, dealers in securities and cash basis U.S. Holders who so elect, are required to include OID in income as it accrues on Short-Term Notes on either a straight-line basis or under the constant yield method (based on daily compounding), at the election of the U.S. Holder. In the case of a U.S. Holders not required and not electing to include OID in income currently, any gain realized on the sale or retirement of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to include OID on Short-Term Notes in income as it accrues will be required to defer deductions for interest on borrowings allocable to Short-Term Notes in an amount not exceeding the deferred income until the deferred income is realized.

  Any U.S. Holder of a Short-Term Note can elect to apply the rules in the preceding paragraph taking into account the amount of "acquisition discount", if any, with respect to the Note (rather than the OID with respect to such Note). Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. Holder's purchase price. Acquisition discount will be treated as accruing on a ratable basis or, at the election of the U.S. Holder, on a constant-yield basis.

  For purposes of determining the amount of OID subject to these rules, the OID Regulations provide that no interest payments on a Short-Term Note are qualified stated interest, but instead such interest payments are included in the Short-Term Note's stated redemption price at maturity.

 Notes Purchased at a Premium

  Under the Code, a U.S. Holder that purchases a Note for an amount in excess of its principal amount will not be subject to the OID rules and may elect to treat such excess as "amortizable bond premium", in which case the amount of qualified stated interest required to be included in the U.S. Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and may not be revoked without the consent of the Internal Revenue Service ("IRS"). See also "Original Issue Discount--Election to Treat All Interest as Original Issue Discount".

 Notes Purchased at a Market Discount

  A Note, other than a Short-Term Note, will be treated as issued at a market discount (a "Market Discount Note") if the amount for which a U.S. Holder purchased the Note is less than the Note's issue price, subject to a de minimis rule similar to the rule relating to de minimis OID described under "Original Issue Discount--General".

  In general, any partial payment of principal on, or gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue such market discount on a constant yield to maturity basis. Such an election shall apply only to the Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

  The market discount rules do not apply to a Short-Term Note.

 Election to Treat All Interest as Original Issue Discount

  Any U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "Original Issue Discount--General," with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount (described above under "Notes Purchased at a Market Discount"), acquisition discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described above under "Notes Purchased at a Premium") or acquisition premium.

  In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing U.S. Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a Note with amortizable bond premium, then the electing U.S. Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by such electing U.S. Holder as of the beginning of the taxable year in which the Note with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

  If the election described above to apply the constant yield method to all interest on a Note is made with respect to a Market Discount Note, as defined above, then the electing U.S. Holder will be treated as having made the election discussed above under "Notes Purchased at a Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. Holder.

 Purchase, Sale and Retirement of the Notes

  General. A U.S. Holder's tax basis in a Note will generally be its U.S. dollar cost (which, in the case of a Note purchased with a foreign currency, will be the U.S. dollar value of the purchase price on the date of purchase), increased by the amount of any OID or market discount (or acquisition discount, in the case of a Short-Term Note) included in the U.S. Holder's income with respect to the Note and the amount, if any, of income attributable to de minimis OID included in the U.S. Holder's income with respect to the Note, and reduced by the sum of (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Note. A U.S. Holder generally will recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on the date of sale or retirement. Except to the extent described above under "Original Issue Discount--Short Term Notes" or "Market Discount" or below under "Foreign Currency Notes--Exchange Gain or Loss", and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

 Foreign Currency Notes

  Interest Payments. If an interest payment is denominated in or determined by reference to a Foreign Currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Accrual basis U.S. Holders may determine the amount of income recognized with respect to such interest payment in accordance with either of two methods. Under the first method, the amount of income recognized will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a
Note) determined by reference to a Foreign Currency, an accrual basis U.S. Holder will recognize ordinary income or loss measured by the difference between such average exchange rate and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Under the second method, an accrual basis U.S. Holder may elect to translate interest income into U.S. dollars at the spot exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year. Additionally, if a payment of interest is actually received within 5 business days of the last day of the accrual period or taxable year, an accrual basis U.S. Holder applying the second method may instead translate such accrued interest into U.S. dollars at the spot exchange rate in effect on the day of actual receipt (in which case no exchange gain or loss will result). Any election to apply the second method will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and may not be revoked without the consent of the IRS.

  Exchange of Amounts in Other than U.S. Dollars. Foreign Currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement, as the case may be. Foreign Currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the Foreign Currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a Foreign Currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

  Foreign Currency Discount Notes. OID for any accrual period on a Discount Note that is denominated in a Foreign Currency will be determined in the Foreign Currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder. Upon receipt of an amount attributable to original issue discount (whether in connection with a payment of interest or the sale or retirement of a Note), a U.S. Holder may recognize ordinary income or loss.

  Amortizable Bond Premium. In the case of a Note that is denominated in a Foreign Currency, bond premium will be computed in units of Foreign Currency, and amortizable bond premium will reduce interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, a U.S. Holder may realize ordinary income or loss, measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes.

  Market Discount. Market discount is determined in units of the Foreign Currency. Accrued market discount that is required to be taken into account on the maturity or upon disposition of a Note is translated into U.S. dollars at the exchange rate on the maturity or the disposition date, as the case may be (and no part is treated as exchange gain or loss), accrued market discount currently includible in income by an electing U.S. Holder is translated into U.S. dollars at the average exchange rate for the accrual period (or the partial accrual period during which the U.S. Holder held the Note), and exchange gain or loss is determined on maturity or disposition of the Note (as the case may be) in the manner described above under "Foreign Currency Notes-- Interest Payments" with respect to the computation of exchange gain or loss on the receipt of accrued interest by an accrual method holder.

  Exchange Gain or Loss. Gain or loss recognized by a U.S. Holder on the sale or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

INDEXED NOTES

  The applicable Pricing Supplement will contain a discussion of any special United States Federal income tax rules with respect to currency indexed notes or other indexed Notes.

NON-U.S. HOLDERS

  Subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest (including OID) by the Company or any agent of the Company (acting in its capacity as such) to any holder of a Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to U.S. Federal withholding tax, provided, in the case of interest (including OID), that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation for U.S. tax purposes that is related to the Company (directly or indirectly) through stock ownership and (iii) either (A) the Non-U.S. Holder certifies to the Company or its agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the Non-U.S. Holder by it or by another financial institution and furnishes the payor with a copy thereof. Recently finalized regulations would modify the certification requirements for payments of interest effective January 1, 1999.

  If a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including OID) on the Note is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, may be subject to U.S. Federal income tax on such interest (or OID) in the same manner as if it were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including OID) on a Note will be included in the earnings and profits of such holder if such interest (or OID) is effectively connected with the conduct by such holder of a trade or business in the United States. In lieu of the certificate described in the preceding paragraph, such a holder must provide the payor with a properly executed IRS Form 4224 to claim an exemption from U.S. Federal withholding tax.

  Any capital gain, market discount or exchange gain realized on the sale, exchange, retirement or other disposition of a Note by a Non-U.S. Holder will not be subject to U.S. Federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Holder and (ii) in the case of an individual, such Non-U.S. Holder (A) is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or (B) does not have a tax home (as defined in Section 911(d)(3) of the Code) in the United States in the taxable year of the sale, exchange, retirement or other disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

  Notes held by an individual who is neither a citizen nor a resident of the United States for U.S. Federal tax purposes at the time of such individual's death will not be subject to U.S. Federal estate tax, provided that the income from such Notes was not or would not have been effectively connected with a U.S. trade or business of such individual and that such individual qualified for the exemption from U.S. Federal withholding tax (without regard to the certification requirements) described above.

  PURCHASERS OF NOTES WHO ARE NON-U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICABILITY OF UNITED STATES WITHHOLDING AND OTHER TAXES UPON INCOME REALIZED IN RESPECT OF THE NOTES.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  For each calendar year in which the Notes are outstanding, the Company is required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid (including OID, if any) to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

  In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest (including OID) and principal (and premium, if any) on the Notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. Federal income tax liability, provided that the required information is furnished to the IRS.

  Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-U.S. Holder of a Note if such holder has provided the required certification that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-U.S. Holders" above, or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the holder is a United States person or that the conditions of any exemption are not in fact satisfied).

  Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a U.S. trade or business, information reporting may apply to such payments. Payment of the proceeds from a sale of a Note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

  Recently finalized Treasury Regulations would modify the application of information reporting requirements and the backup withholding tax to Non-U.S. Holders, effective January 1, 1999. However, compliance with the certification procedures described in the preceding section would generally continue the exemption (from information reporting requirements and the backup withholding tax) for Non-U.S. Holders who are exempt recipients.

                             PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis by the Company through the Agents, who have agreed to use reasonable efforts to solicit offers to purchase Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any offer to purchase Notes in whole or in part. An Agent will have the right to reject any offer to purchase Notes solicited by it in whole or in part. Payment of the purchase price of the Notes will be required to be made in immediately available funds. The Company will pay an Agent, in connection with sales of Notes, resulting from a solicitation made or an offer to purchase received by such Agent, a commission ranging from
 .125% to .750% of the principal amount of Notes to be sold, provided, however, that commissions with respect to Notes maturing in thirty years or greater will be negotiated at the time of issuance.

  The Company may also sell Notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale. Such Notes may be resold to investors and other purchasers at prevailing market prices, or prices related thereto at the time of such resale, as determined by the Agent or, if so agreed, at a fixed public offering price. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by the Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal amount equal to the commission applicable to an agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price) concession and discount may be changed.

  In order to facilitate the offering of the Notes, the Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agents may overallot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover overallotments or to stabilize the price of the Notes, the Agents may bid for, and purchase, the Notes, in the open market. Finally, the Agents may reclaim selling concessions allowed to any agent or a dealer for distributing the Notes in the offering, if the Agents repurchase previously distributed Notes in transactions to cover syndicate short positions, in stabilization.

  The Company has reserved the right to sell, and may solicit and accept offers to purchase, Notes directly to investors from time to time on its own behalf in those jurisdictions in which it is permitted to do so. The Company may accept (but not solicit) offers to purchase Notes through additional agents and may appoint additional agents for the purpose of soliciting offers to purchase Notes, in either case on terms substantially identical to the terms contained in the Distribution Agreement. Such other agents, if any, will be named in the applicable Pricing Supplement.

  The Company reserves the right to withdraw, cancel or modify the offer without notice.

  An Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect thereof. The Company has also agreed to reimburse the Agents for certain expenses.

  The Company does not intend to apply for the listing of the Notes on a national securities exchange. The Company has been advised by the Agents that the Agents intend to make a market in the Notes, as permitted by applicable laws and regulations. The Agents are not obligated to do so, however, and the Agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

  Concurrently with the offering of Notes through the Agents as described herein, the Company may issue other Debt Securities pursuant to the Indentures referred to herein.

  The Agents and/or certain of their affiliates may engage in transactions with and perform services for the Company and certain of its affiliates in the ordinary course of business. One of the Agents, First Chicago Capital Markets, Inc. ("FCCM"), is an affiliate of the Company. The participation of FCCM in the offer and sale of the Notes as described herein complies and will comply with Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") regarding the offer and sale of securities of an affiliate. No NASD member participating in offers and sales of securities will execute a transaction in the Notes in a discretionary account without the prior specific written approval of the member's customer. Any obligations of FCCM are the sole obligations of FCCM and do not create any obligations on the part of the Company or any other affiliate of FCCM.

  This Prospectus Supplement and Prospectus may be used by FCCM in connection with offers and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

  In addition to offering Notes through the Agents as described herein, Debt Securities which are medium-term notes and which may have terms substantially similar to the terms of the Notes offered hereby may be offered concurrently with the offering of the Notes, on a continuing basis outside the United States by the Company or its agents. Any such Debt Securities sold by the Company or its agents outside the United States will reduce the principal amount of Notes which may be offered by this Prospectus Supplement and the Prospectus.

                                LEGAL OPINIONS

  The validity of the Notes will be passed upon for the Company by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of the Company and for the Agents by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Cravath, Swaine & Moore has represented and continues to represent the Company from time to time in other matters.

  As of September 30, 1997, Sherman I. Goldberg was the record and beneficial owner of 226,663 shares of common stock of the Company and held options to purchase 170,329 shares of common stock of the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

  (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

  (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

  (iii) The Company's Current Reports on Form 8-K dated January 13, 1997, January 15, 1997, February 7, 1997, April 14, 1997, July 14, 1997,
        October 10, 1997 and October 14, 1997.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS SUPPLEMENT MAY OBTAIN WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO FIRST CHICAGO NBD CORPORATION, ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS 60670, ATTENTION: INVESTOR RELATIONS, (312) 732-4812.

PROSPECTUS
                         FIRST CHICAGO NBD CORPORATION
           DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
      FOREIGN CURRENCY WARRANTS, STOCK-INDEX WARRANTS AND OTHER WARRANTS
        PREFERRED STOCK, DEPOSITARY SHARES AND PREFERRED STOCK WARRANTS
                             COMMON STOCK WARRANTS

  First Chicago NBD Corporation (the "Company") may issue from time to time, together or separately, (i) in one or more series, its unsecured debt securities ("Debt Securities"), which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") in priority of payment, both of which may be convertible or exchangeable into common stock, par value $1.00 per share, of the Company ("Common Stock"), preferred stock of the Company ("Preferred Stock"), other Debt Securities, Debt Warrants, Common Stock Warrants, Preferred Stock Warrants or Depositary Shares (each as defined herein); (ii) warrants ("Debt Warrants") to purchase Debt Securities; (iii) options, warrants or other rights relating to the exchange of certain currencies ("Currency Warrants"); (iv) options, warrants or other rights entitling the holder to receive an amount in cash determined by reference to increases ("Stock-Index Call Warrants") and decreases ("Stock-Index Put Warrants" and, collectively with Stock-Index Call Warrants, being referred to herein as the "Stock-Index Warrants") in the level of a specified stock-index which may be based on one or more U.S. or foreign stocks or a combination thereof; (v) options, warrants or other rights relating to other items or indices ("Other Warrants"); (vi) shares of Preferred Stock which may be convertible into shares of Common Stock or exchangeable for Debt Securities;
(vii) shares of Preferred Stock represented by depositary shares ("Depositary Shares"); (viii) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"); and (ix) warrants to purchase shares of Common Stock ("Common Stock Warrants"), in amounts, at prices and on terms to be determined at the time of the offering. The Debt Warrants, Currency Warrants, Stock-Index Warrants, Other Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively referred to herein as the "Warrants"; and the Debt Securities, Warrants, shares of Preferred Stock and Depositary Shares are collectively referred to herein as the "Securities".

  The Company may issue Securities for proceeds up to an aggregate of $3,000,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit, including the European Currency Unit ("ECU"). The Securities of each series will be offered on terms determined at the time of sale. The Securities may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of, and any interest on, the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units.

  The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Securities will be unsecured and subordinated as described under "Subordinated Securities".

  Unless otherwise specified in the Prospectus Supplement relating to Subordinated Securities, payment of the principal of Subordinated Securities may be accelerated only in the case of certain events involving the bankruptcy or insolvency of the Company, and no right of acceleration will exist in the case of default in the payment of principal or interest or in the performance of any covenant.

  When a particular series of Securities, in respect of which this Prospectus is being delivered, is offered, a supplement to this Prospectus (the "Prospectus Supplement") setting forth certain terms of the offered Securities will be delivered together with this Prospectus. The applicable Prospectus Supplement, among other things and where applicable, will include: (i) with regard to Debt Securities, the specific designation, priority, aggregate principal amount, currency or currency unit, rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, place or places of payment, redemption terms, terms of any repayment at the option of the holder, special provisions relating to Debt Securities in bearer form, terms for sinking fund payments, terms for conversion or exchange into other securities, provisions regarding original issue discount securities and other terms of such Debt Securities; (ii) with regard to Warrants, where applicable, the duration, aggregate amount, offering price, exercise price, and detachability; (iii) with regard to Debt Warrants, Preferred Stock Warrants and Common Stock Warrants, the applicable type and amount of Securities covered thereby; (iv) with regard to Stock-Index Warrants or Other Warrants, the applicable securities index or other items or indices with respect to which such warrants shall apply and the method of determining the cash value payable in connection with the exercise of such warrants; (v) with regard to Currency Warrants, the currency to which U.S. Dollars will be compared, the method of determining the cash value payable in connection with the exercise of such Currency Warrants, the manner in which such Currency Warrants may be exercised and any restrictions on exercise of such Currency Warrants; (vi) with regard to Preferred Stock, the specific number of shares, title, stated value and liquidation preference of each share, issuance price, dividend rate or method of calculation, dividend periods, dividend payment dates, any redemption or sinking fund provisions, any conversion or exchange provisions, whether fractional interests in shares of Preferred Stock will be offered through depositary arrangements and other specific terms of each series of Preferred Stock; and (vii) in the case of Depositary Shares, the fraction of a share of Preferred Stock which each such Depositary Share will represent.

  The Prospectus Supplement will also contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by the Prospectus Supplement.

  The Securities may be sold by the Company directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If any agent of the Company, or any underwriter, is involved in the sale of the Securities, the name of such agent or underwriter, the principal or stated amount to be purchased by it, any applicable commissions or discounts and the net proceeds to the Company from such sale will be set forth in, or may be calculated from, the Prospectus Supplement. The aggregate net proceeds to the Company from the sale of all the Securities will be the public offering or purchase price of the Securities sold less the aggregate of such commissions and discounts and other expenses of issuance and distribution. An affiliate of the Company may from time to time act as an agent or underwriter in connection with the sale of Securities to the extent permitted by applicable law. See "Plan of Distribution".

  This Prospectus and applicable Prospectus Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the Company, in connection with offers and sales related to secondary market transactions in the Securities to the extent permitted by applicable law. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------
                The date of this Prospectus is October 8, 1997.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANOTHER PERSON. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and executive officers, their compensation, options granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports and other information may also be accessed through the Commissions' electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's homepage on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California.

  The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Securities, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or any part of it may be obtained from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission pursuant to Section 13 of the Exchange Act are incorporated herein by reference:

    (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

    (iii) The Company's Current Reports on Form 8-K dated January 13, 1997, January 15, 1997, February 7, 1997, April 14, 1997 and July 14, 1997; and

    (iv) The description of the Company's common stock set forth in the registration statement filed by NBD Bancorp, Inc. ("NBD") pursuant to
  Section 12 of the Exchange Act and any amendment or report filed with the Commission for the purpose of updating such description.

  All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE ADDRESSED TO FIRST CHICAGO NBD CORPORATION, ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS 60670, ATTENTION: INVESTOR RELATIONS (312) 732-4812.

                         FIRST CHICAGO NBD CORPORATION

GENERAL

  The Company is a multi-bank holding company registered under the Bank Holding Company Act, as amended ("the "BHC Act"), which was incorporated under the laws of the State of Delaware in 1972. The Company is the surviving corporation resulting from the merger (the "Merger"), effective December 1, 1995, of First Chicago Corporation, a Delaware corporation ("First Chicago") and registered bank holding company, with and into NBD, a Delaware corporation and registered bank holding company. The Company's lead bank is The First National Bank of Chicago ("FNBC"). The Company also is the parent corporation of NBD Bank, Detroit, Michigan ("NBD Michigan"), American National Bank and Trust Company of Chicago ("ANB"), FCC National Bank ("FCCNB"), NBD Bank, N.A., Indianapolis, Indiana ("NBD Indiana"), NBD Bank (Florida) and several other bank subsidiaries. FCCNB is a Delaware-based national banking association primarily engaged in the issuance of VISA and MasterCard credit cards.

  Through its banking subsidiaries, the Company provides consumer and corporate banking products and services. In addition, the Company, directly or indirectly, owns the stock of various nonbank companies engaged in businesses related to banking and finance.

  In addition to its equity investment in subsidiaries, the Company, directly or indirectly, raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

  The Company engages primarily in three lines of business--regional banking, which includes retail banking and middle market banking; corporate and institutional banking and corporate investments; and credit card. Each of these businesses is conducted through the Company's bank and nonbank subsidiaries.

  Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

  The Company's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

SUPERVISION AND REGULATION

  The operations of financial institutions may be affected by legislative changes and by the policies of various regulatory authorities. In particular, bank holding companies and their subsidiaries are affected by the credit policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") through its regulation of the national supply of bank credit. Among the instruments of monetary policy used by the Federal Reserve Board to implement its objectives are open market operations in U.S. Government securities, changes in the discount rate on bank borrowings and changes in reserve requirements on bank deposits.

  Bank holding companies, banks and financial institutions generally are highly regulated, with numerous federal and state laws and regulations governing their activities. As a bank holding company, the Company is subject to regulation under the BHC Act and is subject to examination and supervision by the Federal Reserve Board. Under the BHC Act, the Company is prohibited, with certain exceptions, from acquiring or retaining direct or indirect ownership or control of voting shares of any company which is not a bank or bank holding company, and from engaging in activities other than those of banking or of managing or controlling banks, other than subsidiary companies and activities which the Federal Reserve Board determines to be so closely related to the business of banking as to be a proper incident thereto. The acquisition of direct or indirect ownership or control of a bank or bank holding company by the Company is also subject to certain restrictions under the BHC Act and applicable state laws.

  The Company is a legal entity separate and distinct from the Company's banking subsidiaries (the "Banks") and the Company's other affiliates. Investors should be aware of the various legal limitations on the extent to which the Banks can finance or otherwise supply funds to the Company or various of its affiliates. In particular, the Banks are subject to certain restrictions imposed by the laws of the United States on any extensions of credit to the Company or, with certain exceptions, other affiliates, on investments in stock or other securities thereof, on the taking of such securities as collateral for loans, and on the terms of transactions between the Banks and other subsidiaries. The Company and its subsidiaries, including the Banks, are also subject to certain restrictions with respect to engaging in the issuance, flotation, underwriting, public sale or distribution of securities.

  Various federal and state laws govern the operations of the Banks. The national bank subsidiaries of the Company, including FNBC, ANB, FCCNB and NBD Indiana, are supervised, examined and regulated by the Office of the Comptroller of the Currency (the "Comptroller") under the National Bank Act, as amended. Since national banks are also members of the Federal Reserve System and their deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"), they are also subject to the applicable provisions of the Federal Reserve Act, as amended, and the Federal Deposit Insurance Act, as amended, and, in certain respects, to state laws applicable to financial institutions. NBD Michigan and the other state-chartered bank subsidiaries of the Company are, in general, subject to the same or similar restrictions and regulations, but with more extensive regulation and examination by state banking departments, the Federal Reserve Board for state banks which are members of the Federal Reserve System, and the FDIC for state banks which are not members of the Federal Reserve System. In addition, the Banks' operations in other countries are subject to various restrictions imposed by the laws of such countries.

  Federal law prohibits the Company and certain of its affiliates from borrowing from the Banks without the prior approval of the respective Bank's Board of Directors and unless such loans are secured by U.S. Treasury or other specified obligations. Further, such secured loans and investments by any of the Banks are limited in amount as to the Company or any other such affiliate to 10% of the respective Bank's capital and surplus and as to the Company and all such affiliates to an aggregate 20% of the respective Bank's capital and surplus. Under Federal Reserve Board policy, the Company is expected to act as a source of financial strength to each Bank and to commit resources to support such Bank in circumstances where it might not do so absent such policy. In addition, any capital loans by the Company to any of the Banks would be subordinate in right of payment to deposits and to certain other indebtedness of such Bank.

  Additionally, there are certain federal and state regulatory limitations on the payment of dividends to the Company by the Banks. Dividend payments by national banks are limited to the lesser of (i) the level of undivided profits and (ii) absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years. As of January 1, 1997, the Banks could have declared additional dividends of approximately $0.9 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the bank regulator's opinion, the payment of dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice.

  As a bank holding company, the Company and its subsidiaries generally are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit or providing property or services.

CAPITAL ADEQUACY

  The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies that require bank holding companies to maintain a minimum ratio of total capital to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) of 8%. At least half of total capital must be composed of common stockholders' equity, minority interest, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less disallowed intangibles and other adjustments ("Tier I capital"). The remainder ("Tier II capital") may consist of subordinated debt, other preferred stock, certain other instruments and a limited amount of loan loss reserves. At June 30, 1997 the Company's consolidated Tier I capital and total capital ratios were 8.6% and 12.4%, respectively.

  In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier I capital to total average assets (the "leverage ratio") of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a leverage ratio of at least 3% plus an additional cushion of 100 to 200 basis points. The Company's leverage ratio at June 30, 1997, was 8.6%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

  Each of the Banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency. Each of the Company's Banks was in compliance with the applicable minimum capital requirements as of June 30, 1997. Neither the Company nor any of the Banks has been advised by any federal banking agency of any specific minimum leverage ratio requirement applicable to it.

  Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below under "FDICIA and FIRREA".

FDICIA AND FIRREA

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") significantly expanded the regulatory and enforcement powers of federal banking regulators, in particular the FDIC, and has important consequences for the Company, the Banks and other depository institutions located in the United States.

  A major feature of FDICIA is the comprehensive directions it gives to federal banking regulators to promptly direct or require the correction of problems at inadequately capitalized banks in the manner that is least costly to the federal deposit insurance funds. The degree of corrective regulatory involvement in the operations and management of banks and their holding companies is, under FDICIA, largely determined by the actual or anticipated capital positions of the subject institution.

  FDICIA established five tiers of capital measurement for regulatory purposes ranging from "well capitalized" to "critically undercapitalized." Under regulations adopted by the federal banking agencies, a depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure, adequately capitalized if it meets such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if its tangible equity is not greater than 2% of total tangible assets. A depository institution may be deemed to be in a capitalization category lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating. FDICIA requires banking regulators to take increasingly strong corrective steps, based on the capital tier of any subject bank, to cause such bank to achieve and maintain capital adequacy. Even if a bank is adequately capitalized, however, the banking regulators are authorized to apply corrective measures if the bank is determined to be in an unsafe or unsound condition or engaging in an unsafe or unsound activity.

  Depending on the level of capital of an insured depository institution, the banking regulatory agencies' corrective powers can include: requiring a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to reduce total assets; requiring the institution to issue additional stock (including voting stock) or to be acquired; placing restrictions on transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election for the institution's board of directors; requiring that certain senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; prohibiting the institution's parent bank holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution.

  If the insured depository institution is undercapitalized, the parent bank holding company is required to guarantee that the institution will comply with any capital restoration plan submitted to, and approved by, the appropriate federal banking agency in an amount equal to the lesser of (i) 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all applicable capital standards as of the time the institution fails to comply with the capital restoration plan. If such parent bank holding company guarantee is not obtained, the capital restoration plan may not be accepted by the banking regulators. As a result, such institution would be subject to the more severe restrictions imposed on significantly undercapitalized institutions. Further, the failure of such a depository institution to submit an acceptable capital plan is grounds for the appointment of a conservator or receiver.

  FDICIA also contains a number of other provisions affecting depository institutions, including additional reporting and independent auditing requirements, the establishment of safety and soundness standards, the changing of FDIC insurance premiums from flat amounts to the system of risk-based assessments described below under "FDIC Insurance," a review of accounting standards, and supplemental disclosures and limits on the ability of all but well capitalized depository institutions to acquire brokered deposits.

  Since FDICIA was enacted, Congress has enacted the Riegle Community Development and Regulatory Improvement Act of 1994, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 and other legislation, which contain a number of specific provisions easing to some extent the regulatory burden on banks and bank holding companies, including some FDICIA-imposed requirements, and which are intended to make the bank regulatory system more efficient. When required, federal banking regulators are taking actions to implement these provisions.

  The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), among other things, provides generally that, upon the default of any bank of a multi-unit holding company, the FDIC may assess an affiliated insured depository institution for the estimated losses incurred by the FDIC. Specifically, FIRREA provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred ~by, the FDIC, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or
(ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of a default. "Default" is defined generally as the appointment of a~ conservator or receiver. "In danger of a default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. All of the Banks are FDIC-insured depository institutions.

FDIC INSURANCE

  The Banks are subject to FDIC deposit insurance assessments. Under the FDIC's risk-based assessment system, the assessment rate is based on classification of a depository institution in one of nine risk assessment categories. Such classification is based upon the institution's capital level and upon certain supervisory evaluations of the institution by its primary regulator. The assessment rate schedule, effective January 1, 1997, creates a spread in assessment rates ranging from 0.27% per annum on the amount of domestic deposits for banks classified as weakest by the FDIC down to no annual assessment for banks classified as strongest by the FDIC.

INTERSTATE BANKING AND BRANCHING

  The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") significantly revised prior laws applicable to interstate acquisitions of banks and bank holding companies and the branching powers of national banks. Prior to the Riegle-Neal Act, the Federal Reserve Board was not permitted to approve an application to acquire shares of a bank located outside the state in which the operations of the applicant's bank subsidiaries were principally conducted unless the acquisition were specifically authorized by a statute of the acquired bank's state. The Federal Reserve Board is now authorized to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of a bank located in another state without regard to whether such transaction is prohibited under the law of such state. The Federal Reserve Board may not, however, approve such an application if, following the acquisition, the applicant would control either (1) more than 10% of all insured depository institution deposits in the United States or (2) under certain circumstances, 30% or more of all insured depository institution deposits in any state where either the applicant or the acquired bank is located. The 30% limit on aggregate deposits that may be controlled by an applicant can be adjusted by the states on a non-discriminatory basis.

  The Riegle-Neal Act also revises the rules applicable to mergers between insured banks located in different states. Before passage of the Riegle-Neal Act, such mergers generally were not authorized. Commencing June 1, 1997, however, adequately capitalized and adequately managed insured banks in different states may merge without regard to whether the merger is authorized under the law of any state. States may elect to prohibit interstate bank mergers or may elect to permit early interstate bank mergers by adopting, prior to June 1, 1997, legislation that expressly so provides, and that applies on equal terms to all out-of-state banks. The Riegle-Neal Act provides that an interstate merger involving the acquisition of a branch (as distinguished from an entire bank) or the de novo establishment of a national bank branch in another state may be approved only if the law of the host state expressly permits such action. Generally, an interstate merger may not be approved if, following the merger, the resulting bank would control (1) more than 10% of all insured depository institution deposits in the United States or (2) under certain circumstances, 30% or more of all insured depository institution deposits in any state where the resulting bank will be located. The 30% limit on aggregate deposits that may be controlled by the resulting bank can be adjusted by the states on a non-discriminatory basis. The laws of the host state regarding community reinvestment, consumer protection, fair lending and the establishment of intrastate branches will apply to any out-of-state branch of a national bank unless preempted by federal law or the Comptroller determines that application of such laws would have a discriminatory effect on the national bank.

  The Riegle-Neal Act contains a number of other provisions related to banks and bank holding companies, including: authorization of interstate branching by foreign banks; additional branch closing notice requirements for interstate banks proposing to close a branch in a low or moderate income area; amendments to the

Community Reinvestment Act of 1977 to require separate written evaluations of an insured depository institution for each state in which it maintains branches; a prohibition on interstate banks maintaining out-of-state deposit production offices; and authorization for a bank subsidiary of a bank holding company to receive deposits, renew time deposits, close and service loans and receive payments on loans as agent for a depository institution affiliate of such bank.

  The extent to, and terms on, which full interstate branching and certain other actions authorized under the Riegle-Neal Act are implemented will depend on the actions of entities other than the Company and the Banks, including the legislatures of the various states. Further developments by state and federal authorities, including legislation, with respect to matters covered by the Riegle-Neal Act reasonably can be anticipated to occur in the future. In addition, there may be new, significant banking legislation enacted or introduced in the current Congress related to bank holding companies and their powers; the likelihood of passage and effect, if any, of such legislation on the Company and the Banks cannot be predicted.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the Commission) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                                                    SIX MONTHS
                                                                      ENDED
                                          YEAR ENDED DECEMBER 31,    JUNE 30,
                                        --------------------------- ----------
                                        1996 1995 1994    1993 1992    1997
                                        ---- ---- ----    ---- ----    ----
Earnings to Fixed Charges:
  Excluding interest expense on
   deposits............................ 2.2x 1.8x 2.2x    3.0x 1.3x    2.5x
  Including interest expense on
   deposits............................ 1.5x 1.4x 1.6x    1.8x 1.1x    1.6x
Earnings to Combined Fixed Charges and
 Preferred Dividends:
  Excluding interest expense on
   deposits............................ 2.1x 1.7x 2.1x(1) 2.7x 1.2x    2.4x
  Including interest expense on
   deposits............................ 1.5x 1.3x 1.5x(1) 1.7x 1.1x    1.6x

--------
(1) For 1994, preferred dividends include a $4.5 million premium related to the redemption of the 10% Cumulative Preferred Stock, Series D of First Chicago.

                                USE OF PROCEEDS

  Unless otherwise provided in the Prospectus Supplement, the Company will use the net proceeds from the sale of the Securities for general corporate purposes, including the funding of investments in, or extensions of credit to, the Company's subsidiaries. Pending the uses described above, the Company may temporarily invest the net proceeds from the sale of the Securities in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of the Company and the financial needs of its subsidiaries, the Company anticipates that it will, on a recurrent basis, engage in additional financings in character and amount to be determined.

                        DESCRIPTION OF DEBT SECURITIES

                                    GENERAL

  The Debt Securities will constitute either Senior Securities or Subordinated Securities. The Senior Securities will be issued under an Indenture dated as of October 1, 1997 (the "Senior Indentures"), between the Company and First Security Bank, National Association, as Trustee ("First Security"). The Subordinated Securities will be issued under an Indenture dated as of October 1, 1997 (the "Subordinated Indenture"), between the Company and First Trust National Association, as Trustee ("First Trust"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures". References to the "Trustee" shall mean First Security or First Trust, as applicable. The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to the Registration Statement. Whenever defined terms are used but not defined herein, such terms shall have the meanings ascribed to them in the applicable Indenture, it being intended that such defined terms shall be incorporated herein by reference.

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of any Debt Securities and the extent, if any, to which such general provisions may apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

  None of the Indentures limits the amount of Debt Securities which may be issued thereunder, and each Indenture provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company and may be denominated in any currency or currency unit designated by the Company. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries.

  Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities in registered or bearer form (each a "Global Security"). Bearer Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

  Reference is made to the Prospectus Supplement for a description of the following terms, where applicable, of each series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities; (2) the limit, if any, on the aggregate principal amount or aggregate initial public offering price of such Debt Securities; (3) the priority of payment of such Debt Securities; (4) the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (5) the date or dates on which the principal of the Debt Securities will be payable; (6) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, or the method of determining the same; (7) the date or dates from which such interest, if any, on the Debt Securities will accrue, the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates; (8) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid; (9) each office or agency where, subject to the terms of the applicable Indenture, the Debt Securities may be presented for registration of transfer or exchange; (10) the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable; (11) the date or dates, if any, after which such Debt Securities may be redeemed or purchased in whole or in part, at the option of the Company or mandatorily pursuant to any sinking, purchase or analogous fund or may be required to be purchased or redeemed at the option of the holder, and the redemption or repayment price or prices thereof; (12) the denomination or denominations in which such Debt Securities are authorized to be issued; (13) the currency, currencies or units (including ECU) based on or related to currencies for which the Debt Securities may be purchased and the currency, currencies or currency units (including ECU) in which the principal of, premium, if any, and any interest on such Debt Securities may be payable; (14) any index used to determine the amount of payments of principal of, premium, if any, and interest on the Debt Securities; (15) whether any of the Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and if issuable as Bearer Securities, any limitations on issuance of such Bearer Securities and any provisions regarding the transfer or exchange of such Bearer Securities (including exchange for registered Debt Securities of the same series); (16) the payment of any additional amounts with respect to the Debt Securities; (17) whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below); (18) information with respect to book-entry procedures, if any; (19) the terms, if any, upon which the Debt Securities may be convertible into or exchanged for Common Stock, Preferred Stock (which may be represented by Depositary Shares), other Debt Securities, Debt Warrants, Common Stock Warrants or Preferred Stock Warrants or any other securities of the Company and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein; (20) any additional covenants or Events of Default not currently set forth in the applicable Indenture; and (21) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

  If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

  Debt Securities may be issued as original issue discount Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) ("Original Issue Discount Securities"), to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of such Debt Securities. There may not be any periodic payments of interest on Original Issue Discount Securities as defined herein. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be determined in accordance with the Prospectus Supplement, the terms of such security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be set forth in the Prospectus Supplement relating thereto.

REGISTRATION AND TRANSFER

  Unless otherwise indicated in the applicable Prospectus Supplement, Debt Securities will be issued only as Registered Securities. If Bearer Securities are issued, the United States Federal income tax consequences and other special considerations, procedures and limitations applicable to such Bearer Securities will be described in the Prospectus Supplement relating thereto.

  Debt Securities issued as Registered Securities will be without coupons. Debt Securities issued as Bearer Securities shall have interest coupons attached, unless issued as zero coupon securities.

  Registered Securities (other than a Global Security) may be presented for transfer (with the form of transfer endorsed thereon duly executed) or exchanged for other Debt Securities of the same series at the office of the Note Registrar specified according to the terms of the applicable Indenture. The Company has agreed in each of the Indentures that, with respect to Registered Securities having The City of New York as a place of payment, the Company will appoint a Note Registrar or Co-Note Registrar located in The City of New York for such transfer or exchange. Such transfer or exchange shall be made without service charge, but the Company may require payment of any taxes or other governmental charges as described in the applicable Indenture. Provisions relating to the exchange of Bearer Securities for other Debt Securities of the same series (including, if applicable, Registered Securities) will be described in the applicable Prospectus Supplement. In no event, however, will Registered Securities be exchangeable for Bearer Securities.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities, will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

  Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any Paying Agent, nor the Note Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities will credit participants' accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by such beneficial owners of payments of principal, premium or interest in respect thereof will be subject to additional restrictions.

  If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in definitive form in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, Trustee and the Depositary for such Global Security, receive Debt Securities of such series in definitive form in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (if the Debt Securities of such series are issuable as Registered Securities). Debt Securities of such series so issued in definitive form will be issued (a) as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Debt Securities of such series are issuable as Registered Securities,
(b) as Bearer Securities in the denomination, unless otherwise specified by the Company, of $5,000 if the Debt Securities of such series are issuable as Bearer Securities or (c) as either Registered or Bearer Securities, if the Debt Securities of such series are issuable in either form. Certain restrictions may apply, however, on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, premium, if any, and any interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the applicable Note Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Note Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such payment.

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, premium, if any, and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

LEVERAGED AND OTHER TRANSACTIONS

  Each Indenture and the Debt Securities do not contain, among other things, provisions which would afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company which could adversely affect the holders of Debt Securities.

MODIFICATION OF THE INDENTURE; WAIVER OF COVENANTS

  Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of such Indenture may be made which affect the rights of the holders of such Debt Securities; provided, however, that no such modification or alteration may be made without the consent of the holder of each Debt Security so affected which would, among other things, (i) change the maturity of the principal of, or of any installment of interest (or premium, if any) on, any Debt Security issued pursuant to such Indenture, or reduce the principal amount thereof or any premium thereon, or change the method of calculation of interest or the currency of payment of principal or interest (or premium, if any) on, or reduce the minimum rate of interest thereon, or impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof; or (ii) reduce the above-stated percentage in principal amount of outstanding Debt Securities required to modify or alter such Indenture.

CONVERTIBLE DEBT SECURITIES

  Certain Debt Securities (the "Convertible Debt Securities") may be convertible into other Securities of the Company. The holders of such Convertible Debt Securities of a specified series may be entitled or, if so provided in the applicable Prospectus Supplement, may be required at such time or times specified in the applicable Prospectus Supplement, subject to prior redemption, repayment or repurchase, to convert any Convertible Debt Securities of such series (in denominations set forth in the applicable Prospectus Supplement) into Common Stock, Preferred Stock, Common Stock Warrants, Preferred Stock Warrants, another series of Debt Securities, Debt Warrants or Depositary Shares, as the case may be, (collectively, the foregoing securities into which the Convertible Debt Securities may convert are referred to herein as "Conversion Securities") at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described below, and in the applicable Prospectus Supplement. The relevant provisions for each series of Convertible Debt Securities will be set forth in the applicable Prospectus Supplement. Except as described below or in the applicable Prospectus Supplement, no adjustment will be made upon conversion of any Convertible Debt Securities for interest accrued thereon or for dividends on any Conversion Securities issued. If any Convertible Debt Securities not called for redemption are converted between a Regular Record Date for the payment of interest and the next succeeding Interest Payment Date, such Convertible Debt Securities must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so converted. The Company is not required to issue fractional shares of Common Stock or Preferred Stock upon conversion of Convertible Debt Securities that are convertible into Common Stock or Preferred Stock, respectively, and, in lieu thereof, will pay a cash adjustment, in the case of Convertible Debt Securities convertible into Common Stock, based upon the market value of the Common Stock, and in the case of Convertible Debt Securities convertible into Preferred Stock, based upon the liquidation preference of such series of Preferred Stock, unless otherwise specified in the Prospectus Supplement. In the case of Convertible Debt Securities convertible into securities other than Common Stock or Preferred Stock, such adjustment will be based on such method as is set forth in the Prospectus Supplement.

  The conversion price for a series of Convertible Debt Securities that are convertible into Common Stock is subject to adjustment upon the occurrence of certain events under formulas that will be set forth in the applicable Prospectus Supplement.

  In the event of a taxable distribution to holders of Common Stock or Preferred Stock (or other transaction) which results in any adjustment of the conversion price of Convertible Debt Securities that are convertible into Common Stock or Preferred Stock, the holders of such Convertible Debt Securities may, in certain circumstances, be deemed to have received a distribution subject to United States Federal income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock or Preferred Stock acquired upon conversion of such Convertible Debt Securities.

CONSOLIDATION, MERGER OR SALE OF ASSETS

  Each Indenture provides that the Company may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that (i) any such successor assumes the Company's obligations on the applicable Debt Securities and under the applicable Indenture, (ii) after giving effect thereto, no Event of Default (as defined in the Senior Indenture) in the case of the Senior Securities, or Default (as defined in the Subordinated Indenture) in the case of the Subordinated Securities, shall have happened and be continuing and (iii) certain other conditions under the applicable Indenture are met. Accordingly, any such consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the Debt Securities, or the Trustee on their behalf, to take any of the actions described below under "Senior Securities--Events of Default, Waivers, etc." or "Subordinated Securities--Events of Default, Waivers, etc."

                               SENIOR SECURITIES

  The Senior Securities will be direct, unsecured obligations of the Company and will rank pari passu with all outstanding unsecured senior indebtedness of the Company.

EVENTS OF DEFAULT, WAIVERS, ETC.

  An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as (i) default in the payment of principal of or premium, if any, on any of the Senior Securities of that series outstanding under the Senior Indenture when due; (ii) default in the payment of interest on any of the Senior Securities of that series outstanding under the Senior Indenture when due and continuance of such default for 30 days; (iii) default in the performance of any other covenant of the Company in the Senior Indenture with respect to Senior Securities of such series and continuance of such default for 60 days after written notice; (iv) due acceleration of any indebtedness for borrowed money in principal amount in excess of $1,000,000 of the Company under the terms of the instrument under which such indebtedness is issued or secured, if such acceleration is not rescinded or annulled or such indebtedness is not discharged within 30 days after written notice; (v) certain events of bankruptcy, insolvency or reorganization of the Company; and
(vi) any other event that may be specified in a Prospectus Supplement with respect to any series of Senior Securities. If an Event of Default with respect to any series of Senior Securities for which there are Senior Securities outstanding under the Senior Indenture occurs and is continuing, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Securities of such series outstanding may declare the principal amount (or if such Senior Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Senior Securities of any series outstanding under the Senior Indenture may waive an Event of Default resulting in acceleration of such Senior Securities, but only if all Events of Default with respect to Senior Securities of such series have been remedied and all payments due (other than those due as a result of acceleration) have been made. If an Event of Default occurs and is continuing, the applicable Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Senior Securities of any series outstanding under the Senior Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Senior Indenture shall, proceed to protect the rights of the holders of all the Senior Securities of such series. Prior to acceleration of maturity of the Senior Securities of any series outstanding under the Senior Indenture, the holders of a majority in aggregate principal amount of such Senior Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, premium, if any, or interest on the Senior Securities of such series.

  The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (i) or (ii) of the immediately preceding paragraph, the Company will, upon demand of the applicable Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on such Senior Securities for principal, premium, if any, and interest. The Senior Indenture further provides that if the Company fails to pay such amount forthwith upon such demand, such Trustee may, among other things, institute a judicial proceeding for the collection thereof.

  A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

  The Senior Indenture also provides that notwithstanding any other provision of the Senior Indenture, the holder of any Senior Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Senior Securities when due and that such right shall not be impaired without the consent of such holder.

  The Company is required to file annually with the Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.

REGARDING FIRST SECURITY

  First Security, the Trustee under the Senior Indenture, has its principal corporate trust office at 79 South Main Street, Salt Lake City, Utah 84111. The Company has normal banking relationships with First Security.

                            SUBORDINATED SECURITIES

  The Subordinated Securities will be direct, unsecured obligations of the Company and will be subject to the subordination provisions described below. The Subordinated Securities will be subordinated to the senior indebtedness and general obligations of the Company.

SUBORDINATION

  It is the intent of the Company that Subordinated Securities issued by the Company be treated as capital for calculation of regulatory capital ratios. The Federal Reserve Board ~ has issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992, is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters (the "Subordination Interpretations"). Accordingly, the Subordinated Indenture contains subordination and acceleration provisions for the Subordinated Securities which are intended to be consistent with the Subordination Interpretations. Subordinated debt of the Company (including subordinated debt issued prior to the Merger by First Chicago and NBD) issued after September 4, 1992, which meets the Subordination Interpretations are referred to herein as "New Subordinated Securities". Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, Subordinated Securities offered pursuant to this Prospectus will constitute New Subordinated Securities. See "Events of Default, Defaults, Waivers, etc." below.

  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on the Subordinated Securities is to be subordinated in right of payment, to the extent provided in the Subordinated Indenture, to the prior payment in full of all Senior Indebtedness. In certain events of bankruptcy or insolvency, the payment of the principal of and interest on the Subordinated Securities will, to the extent provided in the Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations.

  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Subordinated Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Subordinated Securities. If upon any such payment or distribution of assets there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution in respect of the Subordinated Securities ("Excess Proceeds") and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Subordinated Securities. The other New Subordinated Securities issued prior to the date of this Prospectus contain similar provisions subordinating any payment or distribution on such New Subordinated Securities to the payment of amounts due or to become due on or in respect of general obligations of the Company.

  In addition, no payment may be made of the principal of, premium, if any, or interest on the Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Subordinated Securities or any redemption, retirement, purchase or other acquisition of any of the Subordinated Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity thereof. Except as described above, the obligation of the Company to make payment of the principal of, premium, if any, or interest on the Subordinated Securities will not be affected.

  By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, certain creditors of the Company who are not holders of Senior Indebtedness or of the Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Subordinated Securities. By reason of the subordination of payments and distributions on the New Subordinated Securities to creditors in respect of general obligations, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, holders of Old Subordinated Indebtedness (as defined herein) may recover less, ratably, than creditors in respect of general obligations and may recover more, ratably, than the holders of New Subordinated Securities.

  Subject to payment in full of all Senior Indebtedness, the rights of the holders of Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness. Subject to payment in full of all General Obligations, the rights of the holders of the Subordinated Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or securities of the Company applicable to such creditors in respect of General Obligations.

  "Senior Indebtedness" is defined in the Subordinated Indenture as the principal of, premium, if any, and interest on (i) all of the Company's indebtedness for money borrowed (but excluding trade accounts payable arising in the ordinary course of business), other than (x) the Subordinated Securities, the Company's 9 7/8% Subordinated Notes Due July 1999, the Company's 9% Subordinated Notes Due June 15, 1999, the Company's 9 7/8% Subordinated Notes Due August 15, 2000, the Company's 11 1/4% Subordinated Notes Due February 20, 2001, the Company's 10 1/4% Subordinated Notes Due May 1, 2001, the Company's 9 1/4% Subordinated Notes Due November 15, 2001, the Company's 8 7/8% Subordinated Notes Due March 15, 2002, the Company's 8 1/4% Subordinated Notes Due June 15, 2002, the Company's 9 1/5% Subordinated Notes Due December 17, 2001, the Company's 7 5/8% Subordinated Notes Due January 15, 2003 (the "January 2003 Notes"), the Company's 6 7/8% Subordinated Notes Due June 15, 2003 (the "June 2003 Notes"), the Company's Floating Rate Subordinated Notes Due July 28, 2003 (the "July 2003 Notes"), the Company's 6 3/8% Subordinated Notes Due January 30, 2009 (the "January 2009 Notes"), the Company's 7 1/8% Subordinated Notes Due 2007 (the "2007 Notes"), the

Company's 7 1/4% Subordinated Debentures Due 2004 (the "2004 Notes"), the Company's 8.10% Subordinated Notes Due 2002, the Company's 7.40% Subordinated Debenture due May 10, 2023 (the "2023 Debentures"), the Company's Floating Rate Subordinated Notes Due 2005, the Company's 6 1/8% Subordinated Notes Due February 15, 2006 (the "February 2006 Notes") and the subordinated notes issued pursuant to the Company's Medium-Term Note Program, Series G (the "MTN Notes") (collectively, all of the foregoing notes and debentures are hereinafter referred to as the "Existing Subordinated Indebtedness") and (y) Junior Subordinated Indebtedness, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities or the Existing Subordinated Indebtedness or to rank pari passu with the Subordinated Securities or the Existing Subordinated Indebtedness; and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. The Subordinated Indenture contains no limitation on the issuance of additional Senior Indebtedness of the Company.

  The January 2003 Notes, the June 2003 Notes, the July 2003 Notes, the January 2009 Notes, the 2007 Notes, the 2023 Debentures, the February 2006 Notes and the MTN Notes all constitute New Subordinated Securities; all other Existing Subordinated Indebtedness constitutes Old Subordinated Securities.

  The Subordinated Securities rank and will rank pari passu with the Existing Subordinated Indebtedness, subject to the obligations of the holders of Subordinated Securities (and, generally, holders of other New Subordinated Securities) to pay over any proceeds remaining after payments and distributions to holders of Senior Indebtedness to creditors in respect of general obligations. Thus, in the event of a distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the holders of the New Subordinated Securities (including holders of the Subordinated Securities offered hereby) may receive less, ratably, than holders of Old Subordinated Securities. The Subordinated Securities rank and will rank senior to any Junior Subordinated Indebtedness of the Company.

  Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, "General Obligations", with respect to the Subordinated Securities, means all obligations of the Company to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (i) obligations on account of Senior Indebtedness, (ii) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Securities (including, but not limited to, Junior Subordinated Indebtedness) and (iii) obligations which by their terms are expressly stated not to be superior in right of payment to the Subordinated Securities or to rank on parity with the Subordinated Securities; provided, however, that notwithstanding the foregoing, in the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board (or other competent regulatory agency or authority), as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term "General Obligations" shall also include such additional obligations to creditors, as from time to time in effect pursuant to such rules, guidelines or interpretations. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code 1978, as amended to the date of the Subordinated Indenture.

  Unless otherwise specified in the Prospectus Supplement relating to a particular series of Subordinated Securities offered thereby, "Junior Subordinated Indebtedness", with respect to the Subordinated Securities, means the principal of, premium, if any, and interest on all of the Company's indebtedness for money borrowed (but excluding trade accounts payable arising in the ordinary course of business) whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred and any deferrals, renewals or extensions of such debt provided such debt (i) is by its terms subordinated to the Subordinated Securities, (ii) is between or among the Company and certain affiliated financing entities including all debt securities and guarantees in respect of those debt securities issued to certain financing entities or a trustee of a financing entity sponsored by the Company, (iii) is evidenced by securities issued under one of the indentures dated either as of November 15, 1996 or as of January 1, 1997, each between the Company and The Chase Manhattan Bank, as trustee (unless such securities are by their terms senior in right of payment to the securities heretofore issued under said indentures), or (iv) is a guarantee of the Company on a subordinated basis under certain guarantee agreements dated December 3, 1996, December 5, 1996 or January 31, 1997, relating to securities issued by certain financing entities affiliated with the Company. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

  As of June 30, 1997, the aggregate amount of Senior Indebtedness and General Obligations of the Company was approximately $2.58 billion.

LIMITED RIGHTS OF ACCELERATION

  Unless otherwise specified in the Prospectus Supplement relating to any series of Subordinated Securities, payment of principal of the Subordinated Securities may be accelerated only in case of the bankruptcy or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities or the performance of any other covenant of the Company in the Subordinated Indenture. Payment of principal of the Old Subordinated Securities may be accelerated in the case of the bankruptcy, insolvency or reorganization of the Company. Such payment may also be accelerated in the case of certain events of insolvency or receivership of FNBC or NBD Michigan, as the case may be.

EVENTS OF DEFAULT, DEFAULTS, WAIVERS, ETC.

  An Event of Default with respect to Subordinated Securities of any series is defined in the Subordinated Indenture as certain events involving the bankruptcy or reorganization of the Company and any other Event of Default provided with respect to Subordinated Securities of that series. A Default with respect to Subordinated Securities of any series is defined in the Subordinated Indenture as (i) an Event of Default with respect to such series,
(ii) default in the payment of the principal of or premium, if any, on any Subordinated Security of such series when due, (iii) default in the payment of interest upon any Subordinated Security of such series when due and the continuance of such default for a period of 30 days, (iv) default in the performance of any other covenant or agreement of the Company in the Subordinated Indenture with respect to Subordinated Securities of such series and continuance of such default for 60 days after written notice, or (v) any other Default provided with respect to Subordinated Securities of any series. If an Event of Default with respect to any series of Subordinated Securities for which there are Subordinated Securities outstanding under the Subordinated Indenture occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Securities of such series may declare the principal amount (or if such Subordinated Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Subordinated Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture may waive an Event of Default resulting in acceleration of such Subordinated Securities, but only if all Defaults have been remedied and all payments due (other than those due as a result of acceleration) have been made. If a Default occurs and is continuing, the Trustee may in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Subordinated Securities of any series outstanding under the Subordinated Indenture and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Subordinated Indenture shall, proceed to protect the rights of the holders of all the Subordinated Securities of such series. Prior to acceleration of maturity of the Subordinated Securities of any series outstanding under the Subordinated Indenture, the holders of a majority in aggregate principal amount of such Subordinated Securities may waive any past default under the Subordinated Indenture except a default in the payment of principal of, premium, if any, or interest on the Subordinated Securities of such series.

  The Subordinated Indenture provides that in the event of a Default specified in clauses (ii) or (iii) of the immediately preceding paragraph in payment of principal of, premium, if any, or interest on any Subordinated

Security of any series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holder of any such Subordinated Security, the whole amount then due and payable on such Subordinated Security for principal, premium, if any, and interest. The Subordinated Indenture further provides that if the Company fails to pay such amount forthwith upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection thereof.

  The Subordinated Indenture also provides that notwithstanding any other provision of the Subordinated Indenture, the holder of any Subordinated Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Subordinated Security on the respective Stated Maturities (as defined in the Subordinated Indenture) expressed in such Subordinated Security and that such right shall not be impaired without the consent of such holder.

  The Company is required to file annually with the Trustee a written statement of officers as to the existence or non-existence of defaults under the Subordinated Indenture or the Subordinated Securities.

REGARDING FIRST TRUST

  First Trust, the Trustee under the Subordinated Indenture, has a corporate trust office at One Illinois Center, 111 East Wacker Drive, Chicago, Illinois 60601. The Company has normal banking relationships with First Trust.

                         DESCRIPTION OF DEBT WARRANTS

  The Company may issue Debt Warrants for the purchase of Debt Securities. Debt Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Debt Warrants are to be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Company and a warrant agent which will be designated in the applicable Prospectus Supplement (the "Debt Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants (the "Offered Debt Warrants"). The Debt Warrant Agent will act solely as an agent of the Company in connection with the Debt Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Debt Warrants. The following summaries of certain provisions of the form of Debt Warrant Agreement and the warrant certificates representing the Debt Warrants (the "Debt Warrant Certificates"), if any, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreement and the Debt Warrant Certificates, respectively, including the definitions therein of certain terms, which Agreement and Certificates will be filed as exhibits to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

  If Debt Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Debt Warrants, the Debt Warrant Agreement relating to the Offered Debt Warrants and the Debt Warrant Certificates representing the Offered Debt Warrants, if any, including the following: (1) the offering price; (2) the currency or currency unit in which the price for the Offered Debt Warrants may be payable; (3) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Offered Debt Warrants; (4) if applicable, the designation and terms of the Debt Securities with which the Offered Debt Warrants are issued and the number of Offered Debt Warrants issued with each such Debt Security; (5) if the Debt Securities purchasable upon exercise of Offered Debt Warrants are denominated in a currency or currency unit other than U.S. dollars, the denomination of such Debt Securities and the currency or units based on or relating to currencies (including ECU) in which the principal of, premium, if any, and interest on such Debt Securities will be payable; (6) if applicable, the date on and after which the Offered Debt Warrants and the related Debt Securities will be separately transferable; (7) the principal amount of Debt Securities purchasable upon exercise of an Offered Debt Warrant and the price at which, and currency or currency units based on or relating to currencies (including
ECU) in which, such principal amount of Debt Securities may be purchased upon such exercise; (8) the date on which the right to exercise the Offered Debt Warrants shall commence and the date on which such right shall expire; (9) if applicable, a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations; (10) whether the Debt Warrants represented by the Debt Warrant Certificates will be issued as Registered Securities or Bearer Securities; and (11) any other terms of the Offered Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Offered Debt Warrants.

                       DESCRIPTION OF CURRENCY WARRANTS

  The Company may issue Currency Warrants which, upon exercise at a permitted time or times in the future, entitle any holder thereof to receive the Cash Settlement Value (as defined below) of two designated currencies. Currency Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Currency Warrants are to be issued under warrant agreements (each a "Currency Warrant Agreement") to be entered into between the Company and a warrant agent which will be designated in the applicable Prospectus Supplement (the "Currency Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Currency Warrants (the "Offered Currency Warrants"). The Currency Warrant Agent will act solely as an agent of the Company in connection with the Currency Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of Currency Warrants. The following summaries of certain provisions of the form of Currency Warrant Agreement do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the Currency Warrant Agreement and the form of certificate, if any, representing the Currency Warrants (the "Currency Warrant Certificates"), respectively, including the definitions therein of certain terms which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

  The Currency Warrants will not require, or entitle, any holder thereof to sell any foreign currency to the Company. The Company will make only a U.S. dollar cash settlement upon exercise of a Currency Warrant and will not be obligated to purchase or take delivery of any foreign currency from any holder of a Currency Warrant.

  The "Cash Settlement Value" of an exercised Currency Warrant will be an amount stated in U.S. dollars which is the greater of (i) zero and (ii) an amount equal to (a) the nominal amount of such Currency Warrant, minus (b) an amount equal to the nominal amount of such Currency Warrant times a fraction, the numerator of which is the Strike Price of such Currency Warrant and the denominator of which is the Spot Rate of such Currency Warrant on the Exercise Date. The "nominal amount" of a Currency Warrant refers to the principal amount, expressed in U.S. dollars, of a currency (the "Base Currency") which is to be compared to another currency (the "Second Currency") upon exercise of such Currency Warrant. Unless otherwise specified in the applicable Prospectus Supplement, the Base Currency shall be U.S. dollars. The "Strike Price" is the designated rate of exchange of the Base Currency for the Second Currency which the Company will specify in the Prospectus Supplement relating to the Offered Currency Warrants. The "Spot Rate" refers to the floating rate of exchange of the Base Currency for the Second Currency on any given date, as quoted by a reference bank or banks or other institution at a designated time of day, such source of quotations and time to be specified in the applicable Prospectus Supplement. The "Exercise Date" refers to the effective date on which the holder of a Currency Warrant exercises such Currency Warrant.

  If Currency Warrants are offered, the Prospectus Supplement will describe the terms of the Offered Currency Warrants, the Currency Warrant Agreement relating to the Offered Currency Warrants and, if applicable, Currency Warrant Certificates, including the following: (1) the aggregate number of Offered Currency Warrants; (2) the Nominal Amount of each Offered Currency Warrant;
(3) the price of the Offered Currency Warrants; (4) the Base Currency and the Second Currency; (5) the Strike Price for the Offered Currency Warrants; (6) the reference bank or banks or other institution and time of day to be used to determine the Spot Rate; (7) the date on which the right to exercise the Offered Currency Warrants shall begin and the date on which such right shall terminate; (8) if applicable, the minimum or maximum amount of Offered Currency Warrants which may be exercised at any one time; (9) the place or places at which payment of the Cash Settlement Value is to be made by the Company; (10) whether the Offered Currency Warrants will be represented by certificates or issued in book-entry form; (11) the method by which the Offered Currency Warrants are to be exercised; (12) the Federal income tax consequences and other special considerations, procedures and limitations applicable to such Offered Currency Warrants; and (13) any other terms of the Offered Currency Warrants, including risk factors specifically relating to the Base Currency or Second Currency and Currency Warrants relating to such currencies.

                      DESCRIPTION OF STOCK-INDEX WARRANTS

  The Company may issue Stock Index Warrants which, upon exercise at a permitted time or times in the future, entitle any holder thereof to receive an amount of cash determined by references to increases and/or decreases in the level of a specified stock index. Stock-Index Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Stock-Index Warrants are to be issued under one or more warrant agreements (each a "Stock-Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as stock-index warrant agent which will be designated in the applicable Prospectus Supplement (the "Stock-Index Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Stock-Index Warrants. The Stock-Index Warrant Agent will act solely as an agent of the Company in connection with the Stock-Index Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of Stock-Index Warrants. The following summaries of certain provisions of the form of Stock-Index Warrant Agreement and form of certificate, if any, representing the Stock-Index Warrants (the "Stock-Index Warrant Certificates") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Stock-Index Warrant Agreement and the Stock-Index Warrant Certificates, respectively, including the definitions therein of certain terms which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

  The Company may issue Stock-Index Warrants either in the form of Stock-Index Put Warrants entitling the holders thereof to receive from the Company the Stock-Index Cash Settlement Value (as described in the applicable Prospectus Supplement) in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Stock-Index Exercise Price (as described in the applicable Prospectus Supplement) exceeds the closing value of the Index on the valuation date (the "Index Value") at the time of exercise, or in the form of Stock-Index Call Warrants entitling the holders thereof to receive from the Company the Stock-Index Cash Settlement Value in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the Index Value at the time of exercise exceeds the Stock-Index Exercise Price.

  The Prospectus Supplement for an issue of Stock-Index Warrants will set forth the formula pursuant to which the Stock-Index Cash Settlement Value will be determined. In addition, if so specified in the applicable Prospectus Supplement, following the occurrence of a Market Disruption Event (as defined therein), the Stock-Index Cash Settlement Value may be determined on a different basis than under normal exercise of a Stock-Index Warrant.

  Unless otherwise indicated in the Prospectus Supplement, a Stock-Index Warrant will be settled only in cash and, accordingly, will not require or entitle a holder thereof to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The holders will not be entitled to any of the rights of the holders of any underlying stock.

  If Stock-Index Warrants are offered, the Prospectus Supplement will describe the terms of Stock-Index Warrants offered thereby, including the following:
(1) whether such Stock-Index Warrants are Stock-Index Put Warrants, Stock-Index Call Warrants or both; (2) the aggregate amount of such Stock-Index Warrants; (3) the offering price; (4) the stock index for such Stock-Index Warrants, which may be based on one or more U.S. or foreign stocks or a combination thereof and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by the Company solely in connection with the issuance of such Stock-Index Warrants, and certain information regarding such stock index and the underlying stock or stocks; (5) the date on which the right to exercise such Stock-Index Warrants commences and the date on which such right expires (the "Stock-Index Warrant Expiration Date"); (6) the procedures and conditions relating to exercise; (7) the circumstances, if any, which will cause the Stock-Index Warrants to be deemed to be automatically exercised; (8) the minimum number, if any, of Stock-Index Warrants to be exercised at any one time other than upon automatic exercise and any other restrictions on exercise; (9) the maximum number, if any, of such Stock-Index Warrants that may, subject to the Company's election, be exercised by all owners (or by any person or entity) on any day; (10) the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of such Stock-Index Warrants if the stock index changes or ceases to be made available by its publisher, which determination will be made by an independent expert; (11) the national securities exchange on which the Stock-Index Warrants will be listed, if any; (12) whether the Stock-Index Warrants will be issued in certificated or book-entry form; (13) the place or places at which payment of the Stock-Index Cash Settlement Value is to be made by the Company; (14) information with respect to book-entry procedures, if any; (15) the plan of distribution of such Stock-Index Warrants; (16) the identity of the Stock-Index Warrant Agent; (17) any provisions permitting a holder of a Stock-Index Warrant to condition a stock-index exercise notice on the absence of certain specified changes in the Index Value after the Stock-Index Warrant Exercise Date; and (18) any other terms of such Stock-Index Warrants, including risk factors specifically relating to fluctuations in the applicable stock index and possible illiquidity in the secondary market.

  Prospective purchasers of Stock-Index Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Stock-Index Warrants. The Prospectus Supplement relating to any issue of Stock-Index Warrants will describe such considerations.

                         DESCRIPTION OF OTHER WARRANTS

  The Company may issue Other Warrants, if permitted under applicable law, to buy or sell debt securities of or guaranteed by the United States, to buy or sell a commodity or a unit of a commodity index or to buy or sell some other item or unit of an index other than indices covered by Stock-Index Warrants (collectively, "Exercise Items"). Owners of Other Warrants will be entitled to receive from the Company the cash settlement value in U.S. dollars of the right to buy or sell the Exercise Items (the "Other Warrant Cash Settlement Value"). An Owner of Other Warrants will receive a cash payment upon exercise only if the Other Warrants have an Other Warrant Cash Settlement Value in excess of zero at that time.

  Other Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. The Other Warrants are to be issued under one or more other warrant agreements (the "Other Warrant Agreements") to be entered into between the Company and a bank or trust company, as warrant agent which will be designated in the applicable Prospectus Supplement (the "Other Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Other Warrants. The Other Warrant Agent will act solely as an agent of the Company in connection with the Other Warrants and will not assume any obligation or relationship of agency or trust for or with any holder or beneficial owners of the Other Warrants. The following summaries of certain provisions of the form of Other Warrant Agreement and form of certificate, if any, representing the Other Warrants (the "Other Warrant Certificates") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Other Warrant Agreement and the Other Warrant Certificates, respectively, including the definitions therein of certain terms which Agreement and Certificate, if any, will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

  Unless otherwise indicated in the Prospectus Supplement, an Other Warrant will be settled only in cash, in U.S. dollars, and accordingly, will not require or entitle an owner thereof to sell, deliver, purchase or take delivery of any Exercise Items.

  If Other Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Other Warrants, including, where applicable, the following: (1) the title and aggregate number of such Other Warrants; (2) the offering price; (3) the Exercise Items that such Other Warrants represent the right to buy or sell; (4) the procedures and conditions relating to exercise;
(5) the date on which the right to exercise the Other Warrants shall commence and the date such right shall expire (the "Other Warrant Expiration Date");
(6) the method of
determining the Other Warrant Cash Settlement Value; (7) whether such Other Warrants will be issued in certificated or book-entry form; (8) whether such Other Warrants will be listed on a national securities exchange; (9) information with respect to book-entry procedures, if any; (10) the identity of the Other Warrant Agent; and (11) any other terms of such Other Warrants, including risk factors relating to significant fluctuations in the market for the applicable Exercise Item, the potential illiquidity of the secondary market and the risk that the Other Warrants may expire worthless.

  Prospective purchasers of Other Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Other Warrants. The Prospectus Supplement relating to any issue of Other Warrants will describe such considerations.

                      DESCRIPTION OF THE PREFERRED STOCK

  The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of Preferred Stock offered by any Prospectus Supplement will be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to the applicable series of Preferred Stock, which Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

  Pursuant to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors of the Company has the authority, without further stockholder action, to issue from time to time a maximum of 10,000,000 shares of preferred stock, without par value, in one or more series and for such consideration, as may be fixed from time to time by the Board of Directors of the Company, and to fix before the issuance of any shares of preferred stock of a particular series, the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, if any, and the terms and conditions of the redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of such series, the terms and conditions upon which the shares are convertible, if they are convertible, and any other relative rights, preferences and limitations pertaining to such series. As of June 30, 1997, there were issued and outstanding 1,191,000 shares of the Company's Preferred Stock with Cumulative and Adjustable Dividends, Series B ($100 stated value) (the "Series B Preferred Stock"), 713,800 shares of the Company's Preferred Stock with Cumulative and Adjustable Dividends, Series C ($100 stated value) (the "Series C Preferred Stock"), and 160,000 shares of the Company's 8.45% Cumulative Preferred Stock, Series E ($625 stated value) (the "Series E Preferred Stock") (collectively, the "Existing Preferred Stock"). In addition, the Company has issued 6,000,000 preferred share purchase units ("Preferred Purchase Units") which may require the holder of which to purchase, no later than 2023, the Company's 7 1/2% Cumulative Preferred Stock (the "7 1/2% Preferred Stock"). See "Description of Existing Preferred Stock and Preferred Purchase Units" herein.

  As described under "Description of Depositary Shares" below, the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts, each representing a fraction (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) of a share of the particular series of the Preferred Stock issued and deposited with a depositary, in lieu of offering full shares of such series of the Preferred Stock.

  Under interpretations adopted by the Federal Reserve Board, if the holders of Preferred Stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described under "Voting Rights" below, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956, as amended. In addition, at such time as such series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 5% or more of such series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire 10% or more of such series.

  The Preferred Stock shall have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise specified in the applicable Prospectus Supplement. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (1) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (2) the initial public offering price at which such shares will be issued; (3) the dividend rate or rates (or method of calculation), the dividend periods, the date on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (4) any redemption or sinking fund provisions; (5) any conversion provisions; (6) whether the Company has elected to offer Depositary Shares as described below under "Description of Depositary Shares"; and (7) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

  The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of Preferred Stock will upon issuance rank on a parity in all respects with the Company's Existing Preferred Stock, described below, and each other then outstanding series of preferred stock of the Company. The Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company. Unless otherwise specified in the applicable Prospectus Supplement, First Chicago Trust Company of New York will be the transfer agent and registrar for the Preferred Stock.

  Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the assets of any Company subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred shareholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

DIVIDENDS

  The holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as will be fixed by the Board of Directors of the Company. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series) or Common Stock of the Company, in each case as specified in the applicable Prospectus Supplement.

  Dividends on any series of Preferred Stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such Preferred Stock will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Preferred Stock are declared or paid on any future dividend payment dates.

  The Company shall not declare or pay or set apart for payment any dividends on any series of its preferred shares ranking, as to dividends, on a parity with or junior to the outstanding Preferred Stock of any series unless (i) if such Preferred Stock has a cumulative dividend ("Cumulative Preferred Stock"), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such Preferred Stock for all dividend periods terminating on or prior to the date of payment of any such dividends on such other series of preferred shares of the Company, or (ii) if such Preferred Stock is Noncumulative Preferred Stock, full dividends for the then-current dividend period on such Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon Preferred Stock of any series and any other shares of preferred stock of the Company ranking on a parity as to dividends with such Preferred Stock, all dividends declared upon such Preferred Stock and any other preferred shares of the Company ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other shares shall in all cases bear to each other the same ratio that the accrued dividends per share on such Preferred Stock (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) and such other preferred shares bear to each other. Except as set forth in the preceding sentence, unless full dividends on the outstanding Cumulative Preferred Stock of any series have been paid for all past dividend periods and full dividends for the then-current dividend period on the outstanding Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no dividends (other than in Common Stock of the Company or other shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made on the Common Stock of the Company or on any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation. Unless full dividends on the Cumulative Preferred Stock of any series have been paid for all past dividend periods and full dividends for the then-current dividend period on the Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no Common Stock or any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such shares) by the Company or any subsidiary of the Company except by conversion into or exchange for shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation.

REDEMPTION

  A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of the Company. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued preferred shares.

  The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

  If fewer than all the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined in a manner designated by the Board of Directors of the Company and such shares shall be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot or by any other method as may be determined by the Board of Directors of the Company.

  Notwithstanding the foregoing, if any dividends, including any accumulation, on Cumulative Preferred Stock of any series are in arrears, no Preferred Stock of such series shall be redeemed unless all outstanding Preferred Stock of such series is simultaneously redeemed, and the Company shall not purchase or otherwise acquire any Preferred Stock of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of the Preferred Stock of such series.

  Notice of redemption shall be given by mailing the same to each record holder of the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear on the stock books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and
(vi) the date upon which the holder's conversion rights, if any, as to such shares, shall terminate. If fewer than all the shares of Preferred Stock of any series held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Preferred Stock to be redeemed from such holder.

  If notice of redemption of any shares of Preferred Stock has been given, from and after the redemption date for such shares (unless default shall be made by the Company in providing money for the payment of the redemption price of such shares), dividends on such shares shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by the Company. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

CONVERSION RIGHTS

  The Prospectus Supplement relating to a series of the Preferred Stock that is convertible will state the terms on which shares of such series are convertible into the Company's Common Stock, or another series of Preferred Stock.

RIGHTS UPON LIQUIDATION

  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such Preferred Stock plus accrued and unpaid dividends (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the amounts payable with respect to Preferred Stock of any series and any other shares of the Company ranking as to any such distribution on a parity with such Preferred Stock are not paid in full, the holders of such Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Company.

VOTING RIGHTS

  Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. In the event the Company issues full shares of any series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. However, as more fully described under "Description of Depositary Shares" below, if the Company elects to issue Depositary Shares representing a fraction of a share of a series of Preferred Stock, each such Depositary Share will, in effect, be entitled to such fraction of a vote, rather than a full vote, per Depositary Share. Since each full share of any series of Preferred Stock of the Company shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of Preferred Stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of Preferred Stock.

  If the equivalent of six quarterly dividends payable on any series of Preferred Stock are in default, the number of directors of the Company will be increased by two and the holders of all outstanding series of Preferred Stock, voting as a single class without regard to series, will be entitled to elect such additional two directors until all dividends in default have been paid or declared and set apart for payment.

  The affirmative vote or consent of the holders of at least 66 2/3 percent of the outstanding shares of Preferred Stock of any series, voting as a class, will be required for any amendment to the Company's Certificate of Incorporation (or any certificate supplemental thereto) that will adversely affect the powers, preferences, privileges or rights of the Preferred Stock of such series. The affirmative vote or consent of the holders of at least 66 2/3 percent of the outstanding shares of Preferred Stock of any series and any other series of preferred shares of the Company ranking on a parity with the Preferred Stock of such series as to dividends or upon liquidation, voting as a single class without regard to series, will be required to authorize, effect or validate the creation, authorization or issue of any shares of any class of stock of the Company ranking prior to the Preferred Stock of such series as to dividends or upon liquidation, or the reclassification of any authorized stock of the Company into any such prior shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior shares.

  Subject to such affirmative vote or consent of the holders of the outstanding shares of Preferred Stock of any series, the Company may, by resolution of its Board of Directors or as otherwise permitted by law, from time to time alter or change the preferences, rights or powers of the Preferred Stock of such series. The holders of the Preferred Stock of such series shall not be entitled to participate in any such vote if, at or prior to the time when any such alteration or change is to take effect, provision is made for the redemption of all the Preferred Stock of such series at the time outstanding. Nothing in this section shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of any shares of any class or series (including additional Preferred Stock of any series) that rank junior to or on a parity with the Preferred Stock of such series as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other obligations of the Company.

                       DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

  The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

  The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed as exhibits to, or incorporated by reference in, the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

  Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  Upon surrender of Depositary Receipts at the principal office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of whole shares of Preferred Stock and any money or other property represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing a number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. The Company does not expect that there will be any public trading market for withdrawn shares of Preferred Stock.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders. The Depository shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

  In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

  If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

TAXATION

  Owners of the Depositary Shares will be treated for Federal income tax purposes as if they were owners of the series of Preferred Stock represented by such Depositary Shares and, accordingly, will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of such series of Preferred Stock. In addition, (i) no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor and (iii) the holding period for shares of the Preferred Stock in the hands of an exchanging owner of Depositary Shares who held such Depositary Shares as a capital asset at the time of the exchange thereof for Preferred Stock will include the period during which such person owned such Depositary Shares.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

CHARGES OF DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

  The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

  The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     DESCRIPTION OF EXISTING PREFERRED STOCK AND PREFERRED PURCHASE UNITS

  The outstanding Series B Preferred Stock and Series C Preferred Stock of the Company were issued as of December 1, 1995 as part of the Merger in exchange for two similar series of preferred stock of First Chicago outstanding at the effective time of the Merger. The First Chicago preferred stock was originally issued in February 1983, and February 1984, respectively. The dividend rate on each series is adjusted quarterly, based on a formula that considers the interest rates for selected short- and long-term U.S. Treasury securities prevailing at the time the rate is set. The Company's Series E Preferred Stock, which also was issued on December 1, 1995 in connection with the Merger, replaces a similar series of preferred stock of First Chicago which was originally issued in November 1992. The Series E Preferred Stock has a fixed dividend rate. The Existing Preferred Stock ranks prior to the Company's Common Stock, both as to dividends and upon liquidation, but has no general voting rights (except as described under "Description of the Preferred Stock-- Voting Rights"). Each series of the Existing Preferred Stock ranks pari passu with each other series of the Existing Preferred Stock with respect to dividends and liquidation rights.

  The Series B Preferred Stock is subject to a minimum and maximum annual dividend rate of 6.00 percent and 12.00 percent, respectively. The annualized dividend rate for the quarterly period ended November 30, 1997, is 6.00 percent. Shares of this series are redeemable, at the option of the Company, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series are not convertible into other securities of the Company.

  The Series C Preferred Stock is subject to a minimum and maximum annual dividend rate of 6.50 percent and 12.50 percent, respectively. The annualized dividend rate for the quarterly period ended November 30, 1997, is 6.50 percent. Shares of this series are redeemable, at the option of the Company, at their stated value of $100 per share plus accrued and unpaid dividends. Shares of this series are not convertible into other securities of the Company.

  The Series E Preferred Stock is represented by depositary shares with each depositary share representing a one-twenty-fifth interest in a share of Series E Preferred Stock. The Series E Preferred Stock has an annual dividend rate equal to $52.8125 ($2.1125 per depositary share), or 8.45 percent, which was fixed at the date of issue. Shares of this series are redeemable, at the option of the Company, at any time on or after November 16, 1997 at a redemption price of $625 per share ($25 per depositary share). Shares of this series are not convertible into other securities of the Company.

  The shares of the outstanding Existing Preferred Stock (or with respect to the Series E Preferred Stock, the outstanding depositary shares representing such stock), are listed on the New York Stock Exchange. First Chicago Trust Company of New York serves as transfer agent, registrar and dividend disbursing agent for shares of the Existing Preferred Stock and the depositary shares representing such stock. The First National Bank of Chicago also serves as depositary for the shares of Existing Preferred Stock represented by depositary shares.

  In addition, on May 11, 1993, the Company issued 6,000,000 Preferred Purchase Units each of which consisted of a 30-year subordinated debenture and a purchase contract requiring the purchase by the holder thereof on May 10, 2023 (or earlier at the Company's election) of the Company's 7 1/2% Preferred Stock at a purchase price of $25 per share. The Company may redeem any or all of the Preferred Purchase Units at anytime after May 10, 1998, at par, and, as a result, some or all of the 7 1/2% Preferred Stock may not be issued by the Company. The 7 1/2% Preferred Stock would rank prior to the Company's Common Stock, but would have no voting rights except if the Preferred Purchase Units were in default or the Certificate of Incorporation was proposed to be amended in a manner adverse to the holders of the 7 1/2% Preferred Stock. The 7 1/2% Preferred Stock would rank pari passu with each other series of Existing Preferred Stock with respect to dividends and liquidation rights. The 7 1/2% Preferred Stock, if issued, would not be convertible into other securities of the Company. The shares of preferred stock which could be issued pursuant to the purchase contracts have been reserved by the Company on its stock records.

                    DESCRIPTION OF PREFERRED STOCK WARRANTS

  The Company may issue Preferred Stock Warrants for the purchase of Preferred Stock. Preferred Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Preferred Stock Warrants will be issued under one or more warrant agreements (each a "Preferred Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as preferred stock warrant agent which will be designated in the applicable Prospectus Supplement (the "Preferred Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Preferred Stock Warrants. The Preferred Stock Warrant Agent will act solely as an agent of the Company in connection with the Preferred Stock Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Preferred Stock Warrant Certificates or beneficial owners of Preferred Stock Warrants. The following summaries of certain provisions of the form of Preferred Stock Warrant Agreement and form of certificate representing the Preferred Stock Warrants (the "Preferred Stock Warrant Certificates") do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Preferred Stock Warrant Agreement and the Preferred Stock Warrant Certificates which Agreement and Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

  If Preferred Stock Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Preferred Stock Warrants, including the following, where applicable: (1) the offering price; (2) the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and minimum number of Preferred Stock Warrants that are exercisable; (3) the designation and terms of the series of Preferred Stock with which such Preferred Stock Warrants are being offered and the number of such Preferred Stock Warrants being offered with each such Preferred Stock; (4) the date on and after which such Preferred Stock Warrants and the related series of Preferred Stock will be transferable separately; (5) the number and stated values of the series of Preferred Stock purchasable upon exercise of each such Preferred Stock Warrant and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (6) the date on which the right to exercise such Preferred Stock Warrants shall commence and the date on which such right shall expire (the "Preferred Stock Warrant Expiration Date"); (7) whether the Preferred Stock Warrants represented by the Preferred Stock Warrant Certificates will be issued in registered or bearer form; (8) information with respect to book-entry procedures, if any; and (9) any other terms of such Preferred Stock Warrants for the purchase of shares of Preferred Stock.

  Preferred Stock Warrant Certificates may be exchanged for new Preferred Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Preferred Stock Warrant, a holder thereof shall have no rights of a holder of shares of the Preferred Stock purchasable upon such exercise, including the right to receive payment of dividends, if any, on the underlying Preferred Stock or the right to vote such underlying Preferred Stock.

  Prospective purchasers of Preferred Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The Prospectus Supplement relating to any issue of Preferred Stock Warrants will describe such considerations.

EXERCISE OF PREFERRED STOCK WARRANTS

  Each Preferred Stock Warrant will entitle the holder thereof to purchase such number of shares of Preferred Stock at such exercise price as shall be set forth in, or calculable from, the Prospectus Supplement relating to the offered Preferred Stock Warrants. After the close of business on the Preferred Stock Warrant Expiration Date (or such later date to which such Preferred Stock Warrant Expiration Date may be extended by the Company), unexercised Preferred Stock Warrants will become void.

  Preferred Stock Warrants may be exercised by delivery to the Preferred Stock Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the shares of Preferred Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Preferred Stock Warrant Certificate. Preferred Stock Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within five business days, of the Preferred Stock Warrant Certificate evidencing such Preferred Stock Warrants. Upon receipt of such payment and the Preferred Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Preferred Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of Preferred Stock purchasable upon such exercise. If fewer than all of the Preferred Stock Warrants represented by such Preferred Stock Warrant Certificate are exercised, a new Preferred Stock Warrant Certificate will be issued for the remaining number of Preferred Stock Warrants.

MODIFICATIONS

  The Preferred Stock Warrant Agreement and the terms of the Preferred Stock Warrants may be amended by the Company and the Preferred Stock Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners.

  The Company and the Preferred Stock Warrant Agent also may modify or amend the Preferred Stock Warrant Agreement and the terms of the Preferred Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected, provided that no such modification or amendment that shortens the period of time during which the Preferred Stock Warrants may be exercised, increases the exercise price of such Preferred Stock Warrants or otherwise materially and adversely affects the exercise rights of the holders of the Preferred Stock Warrants or reduces the number of outstanding Preferred Stock Warrants the consent of whose holders is required for modification or amendment of the Preferred Stock Warrant Agreement or the terms of the Preferred Stock Warrants may be made without the consent of the holders affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

  If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then the successor or assuming corporation shall succeed to and be substituted for the Company in, and the Company will be relieved of any further obligation under, the Preferred Stock Warrant Agreement or the Preferred Stock Warrants.

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under one or more warrant agreements (each a "Common Stock Warrant Agreement") to be entered into between the Company and a bank or trust company, as common stock warrant agent which will be designated in the applicable Prospectus Supplement (the "Common Stock Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Common Stock Warrants. The Common Stock Warrant Agent will act solely as an agent of the Company in connection with the Common Stock Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following summaries of certain provisions of the form of Common Stock Warrant Agreement and certificate representing Common Stock Warrants (the "Common Stock Warrant Certificates") do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Common Stock Warrant Agreement and the Common Stock Warrant Certificate which Agreement and Certificate will be filed as an exhibit to or incorporated by reference in the Registration Statement which this Prospectus forms a part of.

GENERAL

  If Common Stock Warrants are offered, the related Prospectus Supplement will describe the terms of such Common Stock Warrants, including the following, where applicable: (1) the offering price; (2) the aggregate number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable; (3) the number of shares of Common Stock with which such Common Stock Warrants are being offered and the number of such Common Stock Warrants being offered with each such share of Common Stock; (4) the date on and after which such Common Stock Warrants and the related shares of Common Stock will be transferable separately; (5) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise; (6) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Common Stock Warrant Expiration Date");
(7) whether the Common Stock Warrants represented by the Common Stock Warrant Certificates will be issued in registered or bearer form; (8) information with respect to book-entry procedures, if any; and (9) any other terms of such Common Stock Warrants for the purchase of shares of Common Stock which shall not be inconsistent with the provisions of the Common Stock Warrant Agreements.

  Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants to purchase Common Stock, holders of such Common Stock Warrants will not have any rights of holders of shares of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

  Prospective purchasers of Common Stock Warrants should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The Prospectus Supplement relating to any issue of Common Stock Warrants will describe such considerations.

EXERCISE OF COMMON STOCK WARRANTS

  Each Common Stock Warrant will entitle the holder thereof to purchase such number of shares of Common Stock at such exercise price as shall be set forth in, or calculable from, the Prospectus Supplement relating to the Common Stock Warrants. After the close of business on the Common Stock Warrant Expiration Date (or such later date to which such Common Stock Warrant Expiration Date may be extended by the Company), unexercised Common Stock Warrants will become void.

  Common Stock Warrants may be exercised by delivery to the Common Stock Warrant Agent of payment as provided in the applicable Prospectus Supplement of the amount required to purchase the shares of Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Common Stock Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt, within five business days, of the Common Stock Warrant Certificate evidencing such Common Stock Warrants. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Common Stock Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the shares of Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

MODIFICATIONS

  The Common Stock Warrant Agreement and the terms of the Common Stock Warrants may be amended by the Company and the Common Stock Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners.

  The Company and the Common Stock Warrant Agent also may modify or amend the Common Stock Warrant Agreement and the terms of the Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected, provided that no such modification or amendment that shortens the period of time during which the Common Stock Warrants may be exercised, increases the exercise price of such Common Stock Warrants or otherwise materially and adversely affects the exercise rights of the holders of the Common Stock Warrants or reduces the number of outstanding Common Stock Warrants the consent of whose holders is required for modification or amendment of the Common Stock Warrant Agreement or the terms of the Common Stock Warrants may be made without the consent of the holders affected thereby.

COMMON STOCK WARRANT ADJUSTMENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by a Common Stock Warrant, will be subject to adjustment in certain events, including: (i) dividends (and other distributions) payable in the Common Stock on any class of capital stock of the Company; (ii) subdivision, combinations and reclassifications of Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock, at less than the current market price (as defined in the Common Stock Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (including securities, but excluding those dividends and distributions referred to above and dividends and distributions paid in cash out of surplus or retained earnings of the Company) or rights or warrants (excluding those referred to above) of the Company, subject to the limitation that all adjustments by reason of any of the foregoing need not be made until they result in a cumulative change in the exercise price of at least 1%.

  In the event that the Company shall distribute or shall have distributed any rights or warrants to acquire capital stock pursuant to clause (iv) of the preceding paragraph ("Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights are distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), the subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided, however, that the Company may, in lieu of making any adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) on or before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant were exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment.

  In the event the Company shall effect any capital reorganization or reclassification of its shares or shall consolidate, merge or engage in a statutory share exchange with or into any other corporation (other than a consolidation, merger or share exchange into which the Company is the surviving corporation) or shall sell or transfer substantially all its assets to any other corporation for a consideration consisting in whole or in part of equity securities of such other corporation, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to exercise such Common Stock Warrants to acquire the kind and amount of stock and other securities, cash or property which they would have received in connection with such transaction had such Common Stock Warrants been exercised immediately prior to such transaction.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITIONS

  If at any time there shall be a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, then the successor or assuming corporation shall succeed to and be substituted for the Company in, and the Company will be relieved of any further obligation under, the Common Stock Warrant Agreement or the Common Stock Warrants.

                   DESCRIPTION OF THE COMPANY'S COMMON STOCK

GENERAL

  The Company is authorized to issue 750,000,000 shares of Common Stock. As of June 30, 1997, there were outstanding 302,064,635 shares of the Company's Common Stock.

  Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of the Company's preferred stock and any other series of preferred stock hereafter authorized, to receive pro rata the net assets of the Company.

  The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power except as the Board of Directors of the Company has provided with respect to the outstanding shares of the Company's preferred stock or may provide, in the future, with respect to any other series of preferred stock which it may hereafter authorize.

  The shares of Common Stock have non-cumulative voting rights, which means that the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company at that meeting.

  The Company's Certificate of Incorporation contains specific provisions with respect to the election of directors, which include the provision that the Board of Directors of the Company is divided into three classes, each having a number of directors as nearly equal as possible, and each class being elected for a three-year term, with one class being elected each year. The Certificate of Incorporation also includes specific provisions with respect to mergers and other business combinations. In general, these provisions require that, in the case of a proposed merger or other business combination involving the Company and an Interested Stockholder (as defined therein), the approving vote of the holders of at least a majority of the voting power of all shares of voting stock held by persons who are not Interested Stockholders or persons affiliated with Interested Stockholders is required, unless the business combination has been approved by a majority of directors not affiliated with the Interested Stockholder or unless certain conditions regarding minimum price and procedural protections are met with respect to each class of the Company's then outstanding voting stock. The provisions of the Certificate of Incorporation also require that the Board of Directors will not approve a proposal for a business combination or a tender offer until the Board of Directors has evaluated the proposal in light of its effect on the stockholders and employees of the Company and the communities served by the Company. These provisions of the Certificate of Incorporation could be used to make more difficult a change in control of the Company.

  The holders of the Company's Common Stock do not have any preemptive rights to subscribe for additional shares of capital stock of the Company. The holders of Common Stock have no conversion rights, the Common Stock is not subject to redemption by either the Company or a stockholder, and there is no restriction on the purchase by the Company of shares of Common Stock except for certain regulatory limits.

  The Company's Common Stock is listed on the New York, Chicago and Pacific Stock Exchanges. First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

                             PLAN OF DISTRIBUTION

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities offered therein.

  The Company may sell Securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each Prospectus Supplement will set forth the terms of the Securities to which such Prospectus Supplement relates, including the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such Securities, the public offering or purchase price of such Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which such Securities will be listed. Dealer trading may take place in certain of the Securities, including Securities not listed on any securities exchange.

  Securities may be purchased to be reoffered to the public through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone. The underwriter or underwriters with respect to each underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and each of the underwriters with respect to a sale of Securities will be obligated to purchase all of its Securities if any are purchased. Any initial public offering price and any discounts or concession allowed or reallowed or paid to dealers may be changed from time to time.

  Securities may be offered and sold by the Company through agents designated by the Company from time to time. Any agent involved in the offer and sale of any Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating to such offering. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  Offers to purchase Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

  The anticipated place and time of delivery of Securities will be set forth in the applicable Prospectus Supplement.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such Securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

  Any underwriter or agent participating in the distribution of the Securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold and any discounts or commissions received by them from the Company and any profit realized by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

  Underwriters and agents may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof. Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business.

  First Chicago Capital Markets, Inc. ("FCCM"), an affiliate of the Company, may from time to time act as an agent or underwriter in connection with the sale of Securities to the extent permitted by applicable law. The participation of FCCM in the offer and sale of the Securities will comply with Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") regarding the offer and sale of securities of an affiliate. No NASD member participating in offers and sales of securities will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

  This Prospectus and related Prospectus Supplements may be used by FCCM in connection with offers and sales related to secondary market transactions in Securities. FCCM, to the extent permitted by law, may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                                LEGAL OPINIONS

  Certain legal matters relating to the Securities offered hereby will be passed upon for the Company by its General Counsel and for any underwriters, selling agents and certain other purchasers by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. Cravath, Swaine & Moore has represented and continues to represent the Company from time to time in other matters.

                                    EXPERTS

  The consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


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